Exhibit 10.2

SHARED IP CROSS

LICENSE AGREEMENT

SHARED IP CROSS LICENSE AGREEMENT

THIS SHARED IP CROSS LICENSE AGREEMENT (the “Agreement”), dated as of [               ], 2014 (the “Effective Date”), is made and entered into by and between Symmetry Medical Inc., a Delaware Corporation (the “Company”); and Racecar Spinco, Inc., a Delaware Corporation and a wholly owned Subsidiary of the Company (“SpinCo”). Company and SpinCo are referred to in this Agreement each as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company and SpinCo have entered into the Separation Agreement, pursuant to which, among other things, the Company shall effect a separation of the OEM Solutions Business (which shall remain with the Company) and the Symmetry Surgical Business (which shall be conveyed to and vest in SpinCo) through a distribution of all of the shares of SpinCo Common Stock to the Company’s stockholders without consideration on a pro rata basis and the assignment of certain assets to SpinCo (the “Distribution”);

WHEREAS, SpinCo currently owns all of the SpinCo Owned Shared IP, including the SpinCo Owned Shared IP identified on Schedule A hereto, and the Company has retained, among other things, the Company Owned Shared IP, including the Company Owned Shared IP identified on Schedule B hereto; and

WHEREAS, in connection with the transactions contemplated by the Separation Agreement, the Parties have agreed to enter into a cross license agreement whereby the Company would grant to SpinCo certain licenses under the Company Owned Shared IP and SpinCo would grant to the Company certain licenses under the SpinCo Owned Shared IP, each in accordance with the terms and conditions of this Agreement.

NOW, THEREFOR, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The following terms shall have the meanings assigned to them below whenever they are used in this Agreement and terms defined elsewhere in this Agreement shall have the meanings ascribed to them at the location of their definition indicated below. Except where the context otherwise requires, words imparting the singular shall include the plural and vice versa. Capitalized terms used in this Agreement but not otherwise defined shall have the meanings set forth in the Separation Agreement entered into by the Parties as of [ ], 2014 (the “Separation Agreement”).

“Affiliate” means, when used with respect to a specified Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person, including a Subsidiary (as defined below). As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership or voting securities or other interests, by contract or otherwise; provided, that control based solely on the basis of ownership of voting securities or other interests shall be deemed to exist only if such ownership is in excess of twenty percent (20%) of the ten outstanding shares of common stock or the combined voting power of such Person.

“Change of Control” means, with respect to a person or entity, a completed transaction involving such person or entity where any of the following occurs upon closing of the transaction: (a) any Third Party (or group of Third Parties acting in concert) becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the total voting power of the stock then outstanding of such person or entity normally entitled to vote in elections of directors; (b) such person or entity consolidates with or merges into another corporation or entity, or any corporation or entity consolidates with or merges into such person or entity, in either event pursuant to a transaction in which more than fifty percent (50%) of the total voting power of the stock outstanding of the surviving entity normally entitled to vote in elections of directors is not held by the parties holding at least fifty percent (50%) of the total outstanding shares of such person or entity preceding such consolidation or merger; or (c) such person or entity conveys, transfers or leases all or substantially all of its assets.

“Company Exclusive Field” means making, having made, using, selling, offering for sale, importing, exporting or marketing Products on a contract manufacturing basis for Third Party medical device companies, in each case where such Products are sold, either directly or through an Orthopedic Distributor, to a Third Party medical device company for resale as a Complimentary Offering.  With respect to products used or approved for use as arthroscopy instruments, “Company Exclusive Field” includes Products directly or indirectly sold or otherwise provided to Designated OEM Customers.

“Company Exclusive Period” means (a) the term of this Agreement with respect to SpinCo Owned Shared IP that is Registered Intellectual Property and (b) a period of ten (10) years commencing on the Effective Date with respect to all other SpinCo Owned Shared IP.

“Company Owned Shared IP” means Company Owned Shared Technology and Company Owned Shared Trademarks.

“Company Owned Shared Technology” means Intellectual Property and Software, excluding Trademarks, that (a) is set forth on Schedule B hereto (including, in the case of Patents set forth on such schedule, any Patents that claim priority to or share common priority with any such Patents, and all foreign counterparts of any of the foregoing), or (b) as of the Effective Date, is owned by the Company and has been used or held for use in connection with both the Symmetry Surgical Business and the OEM Solutions Business prior to the Distribution.

“Company Owned Shared Trademarks” means those Trademarks that (a) are set forth on Schedule B hereto, or (b) as of the Effective Date, are owned by the Company and were used or held for use in connection with both the Symmetry Surgical Business and the OEM Solutions Business prior to the Distribution.

“Complimentary Offering” means a product kit or product combination sold by a Third Party that contains one or more Products sold by the Company to such Third Party where the products other than such Products in such product kit or product combination represent a substantial portion of the cost or value of the total product kit or product combination sold by such Third Party. For example, a sterilization case shall be a Complimentary Offering when a Third Party medical device company or Orthopedic Distributor uses a sterilization case to carry and deliver such Third Party’s branded surgical instruments or implants to a healthcare service provider.

“Designated OEM Customers” means the companies listed on Schedule D, as such schedule may be amended pursuant to Section 2.1(c)(iii).

“Designated SpinCo Competitors” means Aesculap, a division of B. Braun Melsungen AG; V. Mueller, a division of Carefusion Corporation; Jarit, the instruments division of Integra LifeSciences Corporation; STERIS Corporation and its Subsidiaries; Hill-Rom Holdings, Inc. and its Subsidiaries; and each of their present and future Affiliates (other than a future parent company and its Affiliates that become Affiliates of one of the foregoing business as a result of a Change of Control transaction, in which case Section 2.1(d) (Designated SpinCo Competitors) will apply).

“DHF” means a design history file for a product, including the compilation of records containing the complete production history of such product.

“Distribution” has the meaning set forth in the recitals.

“General Surgical Instrument Company” means a company or distributor that is not an Orthopedic Distributor that itself, or in a division or business unit, (a) develops, manufactures or sells medical devices and instruments used in surgical procedures but (b) does not derive a substantial portion of such company’s, distributor’s, business unit’s or division’s revenue, profits or aggregate unit sales volume from the development, marketing or sale of medical devices intended as an implant or intended for use in supporting or sustaining human life.

“Governmental Authority” shall mean any federal, state, local, foreign or international court, government department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

“Intellectual Property” means all intellectual property and industrial property rights of any kind or nature, including all United States and foreign (a) Patents (b) Trademarks, (c) copyrights and copyrightable subject matter, whether statutory or common law, registered or unregistered and published or unpublished, (d) rights of publicity, (e) moral rights and rights of attribution and integrity, (f) rights in Software, (g) trade secrets and all other information, know-how, DHFs, inventions, improvements, processes, formulae, models and methodologies, (h) rights to personal information, (i) internet domain names, social media accounts, telephone numbers and internet protocol addresses, (j) applications and registrations for the foregoing, and (k) rights and remedies with respect to past, present and future infringement, misappropriation, or other violation of any of the foregoing.

“Licensed Cases and Trays” means the sterilization cases or trays known as Flashpack, Quadlock and Ultra (or any substantially similar cases or trays however named).

“Licensed Product” means (a) any Product of the Company that but for the licenses granted in this Agreement would infringe any SpinCo Owned Shared Technology, or that is made, used or sold through the use of any SpinCo Owned Shared Technology, or that bears any SpinCo Owned Shared Trademark, and (b) any Product of SpinCo that but for the licenses granted in this Agreement would infringe any Company Owned Shared Technology, or that is made, used or sold through the use of any Company Owned Shared Technology, or that bears any Company Owned Shared Trademark.

“OEM Solutions Business” means the business related to third party contract manufacturing, as described in the audited statements of income, equity and cash flows of the OEM Solutions Business financial reporting segment as of December 29, 2012 and December 28, 2013, which are attached to the Separation Agreement as Schedule 1.1(a).

“Orthopedic Distributor” means a company that, as its primary business, purchases (from more than one Third Party medical device manufacturer) and distributes (to more than one hospital, physician’s office, ambulatory care center, surgical center or other healthcare service provider), orthopedic implants, and surgical instrumentation and sterilization cases used as accessories to such orthopedic implants.

“Patents” means patents and patent applications, including any continuation, continuation-in-part, divisional and provisional applications and any patents issuing thereon and any reissues, reexaminations, substitutes and extensions of any of the foregoing, utility models and applications for utility models, inventor’s certificates and applications for inventor’s certificates, and invention disclosure statements.

“Products” means medical devices, medical instruments, sterilization cases or trays.

“Registered Intellectual Property” means all Patents, registered Trademarks and applications to register Trademarks, registered copyrights and applications to register copyrights, and domain names.

“Shared DHFs” has the meaning set forth in Section 2.4.

“Shared Intellectual Property” means Company Owned Shared IP and SpinCo Owned Shared IP.

“Shared Registered IP” has the meaning set forth in Section 4.2.

“Software” means any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (d) documentation, including user manuals and other training documentation related to any of the foregoing.

“SpinCo Exclusive Field” means making, having made, using, selling, offering for sale, importing, exporting or marketing Products either (a) for sale, lease or distribution to hospitals, physician’s offices, ambulatory care centers, surgical centers, or other healthcare service providers or to any distributor or other Third Party (other than Orthopedic Distributors or Designated OEM Customers) who in turn sells, leases or distributes the Products to hospitals, physician’s offices, ambulatory care centers, surgical centers or other healthcare service providers, or (b) with respect to the Licensed Cases and Trays only, for sale to any Third Party for resale by such Third Party as a Stand-Alone Offering.  With respect to products used or approved for use as arthroscopy instruments, the SpinCo Exclusive Field includes Products sold or otherwise provided to General Surgical Instrument Companies or the Designated SpinCo Competitors.

“SpinCo Exclusive Period” means (a) the term of this Agreement with respect to Company Owned Shared IP that is Registered Intellectual Property and (b) a period of ten (10) years commencing on the Effective Date with respect to all other Company Owned Shared IP.

“SpinCo Owned Shared IP” means SpinCo Owned Shared Technology and SpinCo Owned Shared Trademarks.

“SpinCo Owned Shared Technology” means Intellectual Property and Software, excluding Trademarks, that (a) is set forth on Schedule A hereto (including, in the case of Patents set forth on such schedule, any Patents that claim priority to or share common priority with any such Patents, and all foreign counterparts of any of the foregoing), or (b) as of the Effective Date, is owned by the Company and has been used or held for use in connection with both the Symmetry Surgical Business and the OEM Solutions Business prior to the Distribution.

“SpinCo Owned Shared Trademarks” means those Trademarks, that (a) are set forth on Schedule A hereto, or (b) as of the Effective Date, are owned by SpinCo and have been used or held for use in connection with both the Symmetry Surgical Business and the OEM Solutions Business prior to the Distribution.

“Stand-Alone Offering” means the sale of a Product as a stand-alone product or otherwise in a manner that is not a Complimentary Offering.

“Symmetry Surgical Business” has the meaning set forth in the Separation Agreement.

“Third Party” means a person or entity other than SpinCo or the Company or their Affiliates.

“Trademarks” means all rights with respect to trademarks and services marks, all registrations thereof and applications therefor and all goodwill associated therewith.

ARTICLE II

LICENSES

Section 2.1.          License Grants.

(a)          License Grants to SpinCo.

(i)          Technology. Subject to the terms and conditions in this Agreement, the Company hereby grants and agrees to grant to SpinCo a worldwide, fully paid-up, royalty-free, non-transferable (except as set forth in Section 10.1), perpetual, irrevocable (except as set forth in Section 9.3) license under the Company Owned Shared Technology, with the right to grant sublicenses in accordance with Section 2.2, to make, have made, use, sell, offer for sale, import and export all products and services and otherwise practice, reproduce, distribute, make derivative works of, display, perform, and otherwise exploit the Company Owned Shared Technology, in all fields of use excluding the Company Exclusive Field. The foregoing license will be (1) exclusive (even as to the Company) in the SpinCo Exclusive Field (A) for the term of this Agreement with respect to all Company Owned Shared Technology that is Registered Intellectual Property and (B) for a period of (10) years with respect to all Company Owned Shared Technology that is not Registered Intellectual Property and (2) otherwise non-exclusive.

(ii)         Trademarks. Subject to the terms and conditions in this Agreement, the Company hereby grants and agrees to grant to SpinCo a worldwide, fully paid-up, royalty-free, non-transferable (except as set forth in Section 10.1), perpetual license, with the right to grant sublicenses in accordance with Section 2.2, to use and display the Company Owned Shared Trademarks, in all fields of use excluding the Company Exclusive Field. The foregoing license will be exclusive (even as to the Company) in the SpinCo Exclusive Field.

(b)          License Grants to Company.

(i)          Technology. Subject to the terms and conditions in this Agreement and the Separation Agreement, SpinCo hereby grants and agrees to grant to the Company a worldwide, fully paid-up, royalty-free, non-transferable (except as set forth in Section 10.1), perpetual, irrevocable (except as set forth in Section 9.3) license under the SpinCo Owned Shared Technology, with the right to grant sublicenses in accordance with Section 2.2, to make, have made, use, sell, offer for sale, import and export all products and services and otherwise practice, reproduce, distribute, make derivative works of, display, perform, and otherwise exploit the SpinCo Owned Shared Technology, in all fields of use excluding the SpinCo Exclusive Field. The foregoing license will be (1) exclusive (even as to SpinCo) in the Company Exclusive Field (A) for the term of this Agreement with respect to all SpinCo Owned Shared Technology that is Registered Intellectual Property and (B) for a period of (10) years with respect to all Company Owned Shared Technology that is not Registered Intellectual Property and (2) otherwise non-exclusive.

(ii)         Trademarks. Subject to the terms and conditions in this Agreement, SpinCo hereby grants and agrees to grant to the Company a worldwide, fully paid-up, royalty-free, non-transferable (except as set forth in Section 10.1), perpetual license, with the right to grant sublicenses in accordance with Section 2.2, to use and display the SpinCo Owned Shared Trademarks in all fields of use excluding the SpinCo Exclusive Field. The foregoing license will be exclusive (even as to SpinCo) in the Company Exclusive Field.

(c)          Schedule Updates.

(i)          SpinCo Owned Shared IP. If at any time following the Effective Date, either Party determines Registered Intellectual Property that constitutes SpinCo Owned Shared IP was omitted from Schedule A, then the Parties will update Schedule A to add such additional SpinCo Owned Shared IP. For clarity, all SpinCo Owned Shared IP will be licensed to the Company pursuant to the license grants in Section 2.1(b) regardless of whether it is set forth on Schedule A.

(ii)         Company Owned Shared IP. If at any time following the Effective Date, either Party determines Registered Intellectual Property that constitutes Company Owned Shared IP was omitted from Schedule B, then the Parties will update Schedule B to add such additional Company Owned Shared IP. For clarity, all Company Owned Shared IP will be licensed to SpinCo pursuant to the license grants in Section 2.1(a) regardless of whether it is set forth on Schedule B.

(iii)        Designated OEM Customers. In the event a Designated OEM Customer undergoes a Change of Control, such company shall automatically cease to be a Designated OEM Customer and shall be deemed to be removed from the list of Designated OEM Customers sixty (60) days following the effective date of such Change in Control. The Company may at any time request that SpinCo agree to add a new OEM customer to Schedule D as a Designated OEM Customer if it believes it is a similar type of customer as the ones that appeared on Schedule D as of the Effective Date. The Company shall submit such request to SpinCo in writing explaining its reasoning for such request, which request may be submitted by email at tom.sullivan@symmetrymedical.com, with a copy to david.milne@symmetrymedical.com, or such other email addresses as are provided by SpinCo to the Company. SpinCo shall consider such request in good faith and may provide its response by email at rrutledge@gencap.com, with a copy to craig.adas@weil.com, or such other email addresses as are provided by the Company to SpinCo. SpinCo may respond to the Company’s request with a request for an extension of time, provided that such extension shall not exceed fifteen (15) days. If SpinCo does not respond to the Company’s request within thirty (30) days of such request (or within forty-five (45) days if an extension of time has been requested pursuant to the foregoing sentence), or if SpinCo states that the party identified by the Company should not, in SpinCo’s good faith, reasonable judgment, be a Designated OEM Customer, such party shall not be a Designated OEM Customer for the purposes of this Agreement. If SpinCo states that the company identified by the Company is, in SpinCo’s good faith, reasonable judgment of a nature that it would be appropriate to make it a Designated OEM Customer, then such party shall be a Designated SpinCo Competitor for the purposes of this Agreement and the Parties will update Schedule D to add such company.

(d)          Designated SpinCo Competitors. If a Designated SpinCo Competitor undergoes a Change of Control through which it is acquired by a then-current customer of the Company, then upon the Company’s request, the Parties shall meet and confer to determine the terms on which the Company may continue to sell Licensed Products to the new parent company of such Designated SpinCo Competitor following such Change of Control, which terms shall include reasonable mechanisms to ensure that the Company does not sell Licensed Products to the business of such Designated SpinCo Competitor following such Change of Control, or any other business of such acquiring company that competes with SpinCo with respect to the sale of Licensed Products.

(e)          General Surgical Instrument Companies. The Company may at any time request that SpinCo provide a statement as to whether SpinCo reasonably believes, in its good faith judgment, that a company not specified as a Designated SpinCo Competitor is a General Surgical Instrument Company. The Company shall submit such request to SpinCo in writing, which request may be submitted by email at tom.sullivan@symmetrymedical.com with a copy to david.milne@symmetrymedical.com, or such other email addresses as are provided by SpinCo to the Company. SpinCo shall consider such request in good faith and may provide its response by email at tom.sullivan@symmetrymedical.com, with a copy to david.milne@symmetrymedical.com, or such other email addresses as are provided by the Company to SpinCo. SpinCo may respond to the Company’s request with a request for an extension of time, provided that such extension shall not exceed two (2) additional business days. If SpinCo does not respond to the Company’s request within three (3) business days of such request (or within five (5) business days if an extension of time has been requested pursuant to the foregoing sentence), or if SpinCo states that the party identified by the Company is not, in SpinCo’s good faith, reasonable judgment a General Surgical Instrument Company, such party shall be deemed to be excluded from the definition of General Surgical Instrument Company until and unless such party undergoes a Change of Control. If SpinCo states that the party identified by the Company is, in SpinCo’s good faith, reasonable judgment a General Surgical Instrument Company, such party shall be a Designated SpinCo Competitor for the purposes of this Agreement until and unless such party undergoes a Change of Control, in which case the process described in this paragraph shall be repeated with respect to such combined company.

(f)          Licensed Cases or Trays.

(i)          Subject to its rights in respect of the Depuy Companies in Section 2.1(f)(ii), the Company will not intentionally sell Licensed Cases and Trays to a Third Party for resale by such Third Party as a Stand-Alone Offering. SpinCo acknowledges that Company will not be required to actively monitor how its customers use such Licensed Cases and Trays. However, if SpinCo becomes aware that the Company has sold any Licensed Cases and Trays to a Third Party who resold (or is offering for sale) such Licensed Cases and Tray as a Stand-Alone Offering, then SpinCo may notify the Company of such sale (such notice a “Exclusivity Notice”), which notice shall include reasonable substantiation evidencing that such Third Party has resold (or is offering for sale) such Licensed Cases and Trays as a Stand-Alone Offering. No later than sixty (60) days after SpinCo provides such Exclusivity Notice (such period, the “Cure Period”), the Company shall cease making such sales of such Licensed Cases and Trays to such Third Party for the duration of the SpinCo Exclusive Period, and at SpinCo’s request, the Company shall certify in writing to SpinCo that it has done so. The Company’s cessation of the sale of such Licensed Cases and Trays to such Third Party within the Cure Period will be SpinCo’s sole and exclusive remedy for any unintentional sale by the Company of Licensed Cases and Trays to such Third Party for resale by such Third Party as a Stand-Alone Offering.

(ii)         Notwithstanding clause 2.1(f)(i) above, if a Designated OEM Customer is reselling Licensed Cases and Trays as a Stand Alone Offering, then the Company may request during the Cure Period that it pay SpinCo a royalty on such sales to such Designated OEM Customer rather than ceasing to sell such Licensed Cases and Trays to such Designated OEM Customer. If the Company makes such a request during the Cure Period, the Parties shall negotiate in good faith and agree upon a commercially reasonable royalty rate, which the Company shall pay to SpinCo on its sales of Licensed Cases and Trays to such Designated OEM Customer to compensate SpinCo for the violation of the SpinCo Exclusive Field. In such event, the mutually-agreed royalty paid to SpinCo with respect to the Company’s sales of Licensed Cases and Trays to such Designated OEM Customer will be SpinCo’s sole and exclusive remedy for such sales of Licensed Cases and Trays to such Designated OEM Customer. Notwithstanding the foregoing, the Company may continue to sell “QuadLock” Licensed Cases and Trays to the DePuy Companies (a Designated OEM Customer) without being required to pay any royalty under this Agreement with respect to such sales.

(iii)        In the event that the Company disputes whether any purchaser of such Licensed Case or Tray is reselling such tray or case as a Stand-Alone Offering, then the Company may invoke the dispute resolution procedures set forth in Article IX of the Separation Agreement to resolve such dispute. If, following arbitration in accordance with such procedures, the arbitrator(s) determine that such Third Party did resell such Licensed Cases and Trays as a Stand Alone Offering, then the Company will immediately cease selling such Licensed Cases and Trays to such Third Party and SpinCo will be entitled to collect its damages incurred as a result of such sales occurring from the end of the Cure Period through the date such sales ceased.

Section 2.2.          Sublicenses. Each Party may sublicense the licenses granted to it in Section 2.1 through multiple tiers without the consent of the other Party; provided, however, that all sublicense agreements must be consistent with this Agreement. Each Party shall remain the primary obligor under this Agreement and shall be responsible for all acts or omissions of any sublicensee as if such actions were performed by such Party.

Section 2.3.          Limitation of Rights.

(a)          SpinCo acknowledges that the Company owns the Company Owned Shared IP, and except as expressly stated in this Agreement no other rights or licenses, express or implied, are granted by the Company to SpinCo under this Agreement with respect to any Intellectual Property owned or controlled by the Company. All use of the Company Owned Shared Trademarks by SpinCo, and all goodwill associated with such use, shall inure to the benefit of the Company.

(b)          The Company acknowledges that SpinCo owns the SpinCo Owned Shared IP, and except as expressly stated in this Agreement no other rights or licenses, express or implied, are granted by SpinCo to the Company under this Agreement with respect to any Intellectual Property owned or controlled by the SpinCo. All use of the SpinCo Owned Shared Trademarks by the Company, and all goodwill associated with such use, shall inure to the benefit of SpinCo.

(c)          Neither Party shall use or disclose the Intellectual Property licensed to it under this Agreement other than as expressly licensed to it in this ARTICLE II or in the Supply Agreement dated as of the Effective Date between the Parties.

Section 2.4.          Design History Files. Schedule C identifies (a) the design history files (“DHFs”) owned by SpinCo and used by the Company and (b) the DHFs owned by the Company and used by SpinCo ((a) and (b) together, the “Shared DHFs”); and (c) the Party responsible for having physical possession of and maintaining such Shared DHFs (the “Holding Party”). Company hereby grants to SpinCo a right to cross reference the Shared DHFs owned or controlled by Company or for which Company is the Holding Party. SpinCo hereby grants to Company a right to cross reference the Shared DHFs owned or controlled by SpinCo or for which SpinCo is the Holding Party.

(a)          The Holding Party shall maintain the DHF(s) (i) in compliance with all applicable laws, and (ii) such that no Shared DHF, and none of the Holding Party’s activities with respect to the maintenance, updating, storing or handling of any Shared DHF, would be reasonably likely to trigger an FDA Form 483, warning letter or similar claim, action, audit or investigation if such Shared DHF were reviewed by the FDA or any other governmental or regulatory authority.

(b)          From time to time, upon the non-Holding Party’s reasonable request, the Holding Party shall provide the non-Holding Party the right to review the Shared DHFs maintained by the Holding Party.

(c)          Promptly after receiving the non-Holding Party’s written request, and in no event later than thirty (30) days after the date of such request, the Holding Party shall provide the non-Holding Party with a true, correct and complete copy of any requested Shared DHF maintained by such Holding Party.

(d)          During the Term, the Holding Party shall make all changes to the Shared DHFs maintained by such Holding Party as are reasonably requested by the other Party. All such changes shall be made at no expense to the non-Holding Party, provided, however, that if the non-Holding Party requests substantial changes to a Shared DHF maintained by the Holding Party, the Holding Party and the non-Holding Party shall negotiate in good faith to determine the costs to be paid by the non-Holding Party to the Holding Party for making such changes to the applicable Shared DHF, which costs shall not exceed commercially reasonable costs.

(e)          If at any time following the Effective Date, either Party determines that any Shared DHFs were omitted from Schedule C, then the Parties will update Schedule C to add such additional Shared DHFs. For clarity, all Shared DHFs shall be subject to the terms of this Section 2.4 regardless of whether it is set forth on Schedule C.

Section 2.5.          Trademark Quality Control.

(a)          SpinCo shall cause the quality of its products and services bearing the Company Owned Shared Trademarks to be of a standard consistent with the quality associated with the products and services that bore such Company Owned Shared Trademarks prior to the Effective Date, and in any case consistent with all applicable laws. SpinCo will use commercially reasonable efforts to cause its use of the Company Owned Shared Trademarks to be in accordance with any commercially reasonable and customary written style guidelines provided by the Company from time to time.

(b)          Company shall cause the quality of its products and services bearing the SpinCo Owned Shared Trademarks to be of a standard consistent with the quality associated with the products and services that bore such SpinCo Owned Shared Trademarks prior to the Effective Date, and in any case consistent with all applicable laws. Company will use commercially reasonable efforts to cause its use of the Company Owned Shared Trademarks to be in accordance with any commercially reasonable and customary written style guidelines provided by the SpinCo from time to time.

(c)          In the event that either Party materially breaches this Section 2.4 and fails to cure such breach within 90 days of receiving notice of such breach from the non-breaching Party, the non-breaching Party may terminate the Trademark license granted to the breaching Party pursuant to Section 2.1 by providing written notice of termination to the breaching Party.

Section 2.6.          Affiliates. Each Party acknowledges and accepts that the other Party may exercise its rights, perform its obligations, and pursue its remedies under this Agreement either directly or through one or more of its Affiliates. A Party’s Affiliates will have the benefit of all rights (including all licenses) and remedies of such Party under this Agreement. Accordingly, in this Agreement “SpinCo” will be interpreted to mean “SpinCo and/or its Affiliates” and “Company” will be interpreted to mean “Company and/or its Affiliates” where necessary to give each Party’s Affiliates the benefit of the rights and remedies provided to such Party in this Agreement; provided, however, that in any event each Party will remain responsible for the acts and omissions, including financial liabilities, of its Affiliates.

ARTICLE III

IMPROVEMENTS

(a)          As between the Parties, SpinCo shall retain ownership of any improvements, modifications or derivative works of, or resulting from, any SpinCo Owned Shared IP or Company Owned Shared IP (“Improvements”) made by or on behalf of SpinCo or its Affiliates (“SpinCo Improvements”), or any other Intellectual Property or Intellectual Property rights developed or acquired by SpinCo or its Affiliates after the Effective Date (together with SpinCo Improvements, “New SpinCo Intellectual Property”). It is expressly understood and agreed that no rights or licenses, express or implied, are granted by SpinCo to the Company under this Agreement in or to any New SpinCo Intellectual Property.

(b)          As between the Parties, the Company shall retain ownership of any Improvements made by or on behalf of the Company or its Affiliates (“Company Improvements”), or any other Intellectual Property or Intellectual Property rights developed or acquired by the Company or its Affiliates after the Effective Date (together with Company Improvements, “New Company Intellectual Property”). It is expressly understood and agreed that no rights or licenses, express or implied, are granted by the Company to SpinCo under this Agreement in or to any New SpinCo Intellectual Property.

(c)          Neither Party shall have any obligation to disclose to, or provide, the other Party with any Improvement or embodiment thereof. Any decision to apply for a patent or other protection on any Improvement shall be at the sole discretion and expense of the Party that owns such Improvement.

ARTICLE IV

PROSECUTION AND MAINTENANCE

Section 4.1.          Control.

(a)          Subject to Section 4.4 (Abandoned IP), SpinCo shall have the exclusive right, but not the obligation, using counsel of its own choosing, to obtain, prosecute (including carrying out any interferences, reissue proceedings and re-examinations), and maintain throughout the world, any Registered Intellectual Property that is SpinCo Owned Shared IP. Subject to Section 4.4 below, SpinCo is referred to in this Agreement as the “Prosecuting Party” with respect to the foregoing Intellectual Property.

(b)          Subject to Section 4.4 (Abandoned IP), the Company shall have the exclusive right, but not the obligation, using counsel of its own choosing, to obtain, prosecute (including carrying out any interferences, reissue proceedings and re-examinations), and maintain throughout the world, any Registered Intellectual Property that is Company Owned Shared IP. Subject to Section 4.4 below, the Company is referred to in this Agreement as the “Prosecuting Party” with respect to the foregoing Intellectual Property.

Section 4.2.          Cost Allocation.

(a)          The Parties shall share all reasonable expenses incurred by the Prosecuting Party in connection with obtaining, prosecuting (including carrying out any interferences, reissue proceedings and re-examinations) and maintaining (the “Maintenance Costs”) any Shared Intellectual Property that is Registered Intellectual Property (“Shared Registered IP”), in each case as follows: (a) with respect to Shared Registered IP directly related to arthroscopy products (“Arthroscopy”), the Company shall pay 72% of Maintenance Costs and SpinCo shall pay 28% of all Maintenance Costs; (b) with respect to Shared Registered IP directly related to case products made in Manchester, Lille and Malaysia (“Cases”), SpinCo shall pay 4% of Maintenance Costs and the Company shall pay 96% of Maintenance Costs; (c) with respect to Shared Registered IP directly related to Quad-lock™ products (“Quad-Lock”), SpinCo shall pay 50% of Maintenance Costs and the Company shall pay 50% of Maintenance Costs; and (d) with respect to any Shared Registered IP relating to more than one of the foregoing product categories or unrelated to any of the foregoing product categories, the Parties shall share Maintenance Costs equally.

(b)          The Prosecuting Party may, from time to time, invoice the other Party for such other Party’s share of Maintenance Costs as set forth in this Section 4.2, which invoices shall be accompanied by reasonable supporting documentation for such Maintenance Costs. The non-Prosecuting Party shall pay all such undisputed invoices within sixty (60) days of receipt.

(c)          In the event of any material change to the Parties’ shares of product revenue for Arthroscopy, Cases, or Quad-Lock, the Parties shall negotiate in good faith to amend the cost allocation set forth in Section 4.2(a) such that each Party bears Maintenance Costs that are proportional to such Party’s share of aggregate product revenue for each of Arthroscopy, Cases and Quad-Lock product sales.

Section 4.3.          Cooperation. The Prosecuting Party shall provide the other Party with copies of all correspondence from the U.S. Patent and Trademark Office (or any corresponding office, department, organization, agency or other Governmental Authority in the relevant jurisdiction) relating to Prosecution as well as copies of all proposed responses to such correspondence. The Prosecuting Party will give the other Party a reasonable opportunity to provide comments on such documents prior to their filing and to make requests of the Prosecuting Party concerning Prosecution, and the Prosecuting Party will consider such comments and requests in good faith. If the Parties disagree on any matter relating to Prosecution, the Prosecuting Party will have the final decision with respect to such matter.

Section 4.4.          Abandoned IP. In the event that SpinCo or the Company elects not to continue prosecution, maintenance or renewal efforts with respect to any Shared Intellectual Property that is Registered Intellectual Property owned by such Party (in each case the “Abandoned IP”), such abandoning Party shall (i) promptly and on a timely basis, and no later than ninety (90) days before any deadline for response, submission or other action, notify the other Party thereof, and (ii) offer to assign the Abandoned IP to the non-Abandoning Party for nominal consideration, in which case such Abandoned IP shall be excluded from Company Owned Shared IP and SpinCo Owned Shared IP, and Schedule A and Schedule B to this Agreement will be updated accordingly.

ARTICLE V

ENFORCEMENT AND DEFENSE

Section 5.1.          Notice.

(a)          The Company shall promptly notify SpinCo in writing of any alleged or threatened infringement of any SpinCo Owned Shared IP of which it becomes aware, and SpinCo shall promptly notify the Company of any alleged or threatened infringement of any SpinCo Owned Shared IP in the Company Exclusive Field of which it becomes aware. (Such infringement is referred to as “Infringement” and “Infringe” shall be interpreted accordingly and respectively for purposes of Section 5.2(a).)

(b)          SpinCo shall promptly notify the Company in writing of any alleged or threatened infringement of any Company Owned Shared IP of which it becomes aware, and the Company shall promptly notify SpinCo of any alleged or threatened infringement of any Company Owned Shared IP in SpinCo Exclusive Field of which it becomes aware. (Such infringement is referred to as “Infringement” and “Infringe” shall be interpreted accordingly and respectively for purposes of Section 5.2(b).)

Section 5.2.          Control; Settlement; Recovery.

(a)          SpinCo Owned Shared IP.

(i)          For all Infringement of the SpinCo Owned Shared IP within the Company Exclusive Field, SpinCo shall have the first right, but not the obligation, to bring, at its own expense and in its sole control, an appropriate action against the person or entity engaged in such Infringement directly or indirectly, including the right to enforce such SpinCo Owned Shared IP for past infringement, the right to sue for injunction, damages, and otherwise, and the right to collect all damages and fees including past damages (including any damages prior to the Effective Date). During the Company Exclusive Period, if SpinCo does not bring such action within ninety (90) days of notification thereof by the Company pursuant to Section 5.1 or within ninety (90) days of the date upon which notification thereof to the Company was given by SpinCo pursuant to Section 5.1, or within fifteen (15) days (regardless of which Party provided notification) if, in the reasonable opinion of the Company, preliminary injunctive relief is appropriate, the Company shall have the second right, but not the obligation, to bring at the Company’s expense and in its sole control, such appropriate action, including the right to enforce such SpinCo Owned Shared IP for past infringement, the right to sue for injunction, damages, and otherwise, and the right to collect all damages and fees including past damages (e.g., any damages prior to the Effective Date). The Party not bringing an action under this Section 5.2(a)(i) shall be entitled to separate representation in such matter by counsel of its own choice and at its own expense, but such Party shall cooperate reasonably with the Party bringing such action, including without limitation agreeing to be named as a party to such action, if necessary.

(ii)         For all Infringement of any (1) SpinCo Owned Shared IP outside the Company Exclusive Field or (2) SpinCo Owned Shared IP in the Company Exclusive Field after the Company Exclusive Period, SpinCo shall have the exclusive right, but not the obligation, to bring, at SpinCo’s expense and in its sole control, an appropriate action against any person or entity engaged in such Infringement directly or indirectly, including the right to enforce such Intellectual Property Rights for past Infringement, the right to sue for injunction, damages, and otherwise, and the right to collect all damages and fees including past damages (e.g., any damages prior to the Effective Date).

(iii)        A Party shall not settle, stipulate, or confess to any judgment, or take other action with respect to a claim brought under Section 5.2(a) involving any SpinCo Owned Shared IP within the Company Exclusive Field in a manner that would diminish the other Party’s interests or rights or that would impose personal liability or obligation against the other Party, without the prior written consent of the other Party (which consent shall not be unreasonably conditioned, withheld, or delayed).

(iv)        A Party who is entitled to bring and does bring an action under Section 5.2(a)(i) shall be entitled to all of the recovery realized as a result of the action. SpinCo shall be entitled to all of the recovery as a result of any action brought by it under Section 5.2(a)(ii).

(b)          Company Owned Shared IP.

(i)          For all Infringement of the Company Owned Shared IP within the SpinCo Exclusive Field, the Company shall have the first right, but not the obligation, to bring, at its own expense and in its sole control, an appropriate action against the person or entity engaged in such Infringement directly or indirectly, including the right to enforce such Company Owned Shared IP for past infringement, the right to sue for injunction, damages, and otherwise, and the right to collect all damages and fees including past damages (including any damages prior to the Effective Date). During the SpinCo Exclusive Period, if the Company does not bring such action within ninety (90) days of notification thereof by SpinCo pursuant to Section 5.1 or within ninety (90) days of the date upon which notification thereof to SpinCo was given by the Company pursuant to Section 5.1, or within fifteen (15) days (regardless of which Party provided notification) if, in the reasonable opinion of SpinCo, preliminary injunctive relief is appropriate, SpinCo shall have the second right, but not the obligation, to bring at SpinCo’s expense and in its sole control, such appropriate action, including the right to enforce such the Company Owned Shared IP for past infringement, the right to sue for injunction, damages, and otherwise, and the right to collect all damages and fees including past damages (e.g., any damages prior to the Effective Date). The Party not bringing an action under this Section 5.2(b)(i) shall be entitled to separate representation in such matter by counsel of its own choice and at its own expense, but such Party shall cooperate reasonably with the Party bringing such action, including without limitation agreeing to be named as a party to such action, if necessary.

(ii)         For all Infringement of any (1) Company Owned Shared IP outside the SpinCo Exclusive Field or (2) Company Owned Shared IP in the SpinCo Exclusive Field after the SpinCo Exclusive Period, the Company shall have the exclusive right, but not the obligation, to bring, at the Company’s expense and in its sole control, an appropriate action against any person or entity engaged in such Infringement directly or indirectly, including the right to enforce such Intellectual Property Rights for past Infringement, the right to sue for injunction, damages, and otherwise, and the right to collect all damages and fees including past damages (e.g., any damages prior to the Effective Date).

(iii)        A Party shall not settle, stipulate, or confess to any judgment, or take other action with respect to a claim brought under Section 5.2(b)(i) involving any Company Owned Shared IP within the SpinCo Exclusive Field in a manner that would diminish the other Party’s interests or rights or that would impose personal liability or obligation against the other Party, without the prior written consent of the other Party (which consent shall not be unreasonably conditioned, withheld, or delayed).

(iv)        A Party who is entitled to bring and does bring an action under Section 5.2(b)(i) shall be entitled to all of the recovery realized as a result of the action. The Company shall be entitled to all of the recovery as a result of any action brought by it under Section 5.2(b)(ii).

ARTICLE VI

DISCLAIMER; LIMITATION OF LIABILITY

Section 6.1.          DISCLAIMER. THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THE MERGER AGREEMENT ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY, WHICH BOTH PARTIES HEREBY DISCLAIM.

Section 6.2.          LIMITATION OF LIABILITY. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR (A) ANY INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING FROM THE PERFORMANCE OF, OR RELATING TO, THIS LICENSE OR (B) ANY CLAIMS FOR DAMAGES BASED UPON LOST PROFITS FOR SALES TO THIRD PARTIES; PROVIDED, HOWEVER, THAT THE LIMITATION IN THIS PARAGRAPH SHALL NOT APPLY TO CLAIMS ARISING FROM THE INFRINGEMENT, MISUSE OR MISAPPROPRIATION OF THE CONFIDENTIAL INFORMATION OR INTELLECTUAL PROPERTY OF THE OTHER PARTY, INCLUDING ANY BREACH OF ARTICLE 8 (CONFIDENTIALITY) OR SECTION 2.3 (LIMITATION OF RIGHTS).

ARTICLE VII

INDEMNIFICATION

Section 7.1.          Indemnification by SpinCo. SpinCo shall defend, indemnify and hold harmless the Company and its Affiliates, sublicensees and distributors and each of their respective officers, directors, shareholders, employees, agents, successors and assigns from and against all claims, demands, causes of action, suits or proceedings by a third party (“Claims”), to the extent arising out of defect in design or manufacture of any SpinCo product sold after the Effective Date that incorporates the Company Owned Shared Technology or bears the Company Owned Shared Trademarks. SpinCo’s foregoing obligation to indemnify, defend and hold harmless shall not apply to such portion of any Claims arising or resulting from: (i) a breach or nonfulfillment of any representation, warranty or covenant of the Company (or any of the other indemnified parties set forth in this Section 7.1 above) set forth in the Separation Agreement, Merger Agreement or any other agreement entered into by the Parties in connection with the transactions contemplated thereby; or (ii) any gross negligence or willful misconduct of the Company (or any of the other indemnified parties set forth in this Section 7.1 above).

Section 7.2.          Indemnification by the Company. The Company shall defend, indemnify and hold harmless SpinCo and its Affiliates, sublicensees and distributors and each of their respective officers, directors, shareholders, employees, agents, successors and assigns from and against all Claims, to the extent arising out of defect in design or manufacture of any Company product sold after the Effective Date that incorporates the SpinCo Owned Shared Technology or bears the SpinCo Owned Shared Trademarks. The Company’s foregoing obligation to indemnify, defend and hold harmless shall not apply to such portion of any Claims arising or resulting from: (i) a breach or nonfulfillment of any representation, warranty or covenant of the SpinCo (or any of the other indemnified parties set forth in this Section 7.2 above) set forth in the Separation Agreement, Merger Agreement or any other agreement entered into by the Parties in connection with the transactions contemplated thereby; or (ii) any gross negligence or willful misconduct of SpinCo (or any of the other indemnified parties set forth in this Section 7.2 above).

Section 7.3.          Notice and Procedure. The indemnified Party shall provide indemnifying Party prompt written notice of any such Claim; provided, that any failure or delay in providing such notice shall not relieve the indemnifying Party of its indemnity obligations under this Agreement except to the extent the indemnifying Party is actually prejudiced by such failure or delay. The indemnifying Party shall have the right to control the defense and settlement of such Claim; provided that (a) the indemnifying Party shall not settle any such Claim without the prior written consent of the indemnified Party, which consent shall not be unreasonably withheld or delayed and (b) the indemnified Party may, at its option and expense, participate in connection with the defense and settlement of any such Claim. The indemnified Party shall provide, at the indemnifying Party’s request and expense, reasonable cooperation in defending or settling any such Claim.

ARTICLE VIII

CONFIDENTIALITY

Section 8.1.          Confidential Information. During the period beginning on the Effective Date and ending on the date that is five (5) years from the date of termination of this Agreement, each Party shall retain in strict confidence, and shall cause such Party’s Representatives to retain in strict confidence, all information and data relating to the other Party received pursuant to this Agreement, including but not limited to, information regarding its business, employees, development plans, programs, documentation, techniques, trade secrets, systems and know-how (“Confidential Information”), and shall not use such Confidential Information other than in connection with performance of this Agreement and, unless otherwise required by law, disclose such information to any third party without the other’s prior written consent. Without limitation, the information included within the Company Shared Technology shall be Company’s Confidential Information, and information included within the SpinCo Shared Technology shall be SpinCo’s Confidential Information. Notwithstanding the foregoing, “Confidential Information” shall not include information that:

(a)          is or becomes generally available to the public other than as a result of a breach of this Agreement by a Party or any of its Affiliates;

(b)          is or becomes available to a Party or any of its Affiliates on a non-confidential basis from a source other than the other Party and its Affiliates; provided that such source is not bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of, confidentiality to the other Party or any of its Affiliates; or

(c)          is independently acquired or developed by a Party or any of its Affiliates without use of any shared Confidential Information or violation of any obligation hereunder, as evidenced by such Party’s or its Affiliates’ (as applicable) contemporaneous written records.

Section 8.2.          Grounds for Disclosure. In the event that either Party (the “Receiving Party”) receives a request to disclose all or any part of any Confidential Information under the terms of a subpoena, Order, civil investigative demand or similar process issued by a court of competent jurisdiction or by another Governmental Authority, the Receiving Party agrees to (i) immediately notify the other Party (the “Disclosing Party”) of the existence, terms and circumstances surrounding such request; (ii) consult with the Disclosing Party on the advisability of taking legally available steps to resist or narrow such request, at Disclosing Party’s expense; and (iii) if disclosure of such information is required, furnish only that portion of the Confidential Information that, in the advice of counsel to Receiving Party, such Receiving Party is legally required to disclose and advise the Disclosing Party as far in advance of such disclosure as reasonably possible so that the Disclosing Party may seek an appropriate protective order or other reliable assurance that confidential treatment shall be accorded such Confidential Information. In any event, Receiving Party shall not oppose actions by Disclosing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment shall be accorded such Confidential Information. Notwithstanding anything to the contrary, each Party and its Representatives shall be permitted to disclose Confidential Information or any portion thereof, without notice to the other Party, upon the routine request of any Governmental Authority having authority to regulate or oversee any aspect of such Party or its Representatives’ business or that of such Party’s Affiliates, provided that each Party or its Representatives shall advise the Governmental Authority of the confidential nature of such information.

ARTICLE IX

TERM AND TERMINATION

Section 9.1.          Term. The term of this Agreement shall be perpetual, unless earlier terminated in accordance with Section 9.2 (Termination) or Section 9.3 (No Challenge).

Section 9.2.          Termination. Except as expressly set forth in this Agreement, this Agreement may only be terminated upon the mutual written agreement of the Parties. In the event a Party or its permitted sublicensee breaches its obligations under this Agreement, the non-breaching Party shall have the right to seek (a) an injunction restraining the breaching Party from any breach of this Agreement or specific performance requiring the breaching Party to comply with this Agreement, in each case to the fullest extent permitted by law or equity, (b) all such amounts to which the non-breaching Party would be entitled as damages or otherwise under law or at equity, and (c) any other rights or remedies available at law or equity other than termination of the licenses granted under this Agreement, provided, however, that in any such case, the licenses granted under this Agreement shall continue to remain in full force and effect in accordance with the terms of this Agreement.

Section 9.3.          No Challenge.

(a)          If the Company or any of its Affiliates or sublicensees determines to make, files or maintains a Challenge Action (as defined below) with respect to any Patent included within the SpinCo Owned Shared IP, then SpinCo shall have the right to immediately terminate this Agreement and the licenses granted to the Company hereunder, in each case only with respect to the Patents that are the subject of the challenge by providing written notice of termination to the Company.

(b)          If SpinCo or any of its Affiliates or sublicensees determines to make, files or maintains a Challenge Action (as defined below) with respect to any Patent included within the Company Owned Shared IP, then the Company shall have the right to immediately terminate this Agreement and the licenses granted to SpinCo hereunder, in each case only with respect to the Patents that are the subject of the challenge by providing written notice of termination to SpinCo.

(c)          “Challenge Action” means any claim, demand, lawsuit, cause of action or other action or proceeding, including without limitation by reexamination, opposition, interference, declaratory judgment proceeding or invalidity or nullity proceeding in any court or other Governmental Authority or before any other arbitrator, alleging that a Patent is invalid, unenforceable, or nonpatentable.

ARTICLE X

MISCELLANEOUS

Section 10.1.          Entire Agreement; Assignment; Successors.

(a)          This Agreement, the Separation Agreement and the other Ancillary Agreements and the Schedules hereto and thereto contain the entire agreement between the Parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the Parties other than those set forth or referred to herein or therein.

(b)          The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted transferees and assigns. This Agreement shall not be assignable, in whole or in part, by any Party without the prior written consent of the other Party, except that either Party may assign this Agreement without the other Party’s consent to any Third Party that acquires substantially all its assets related to the licensed business (i.e. the Symmetry Surgical Business in the case of SpinCo or the OEM Solutions Business in the case of Company) whether through a purchase of stock, merger, purchase of assets, or other transaction. Any attempt to assign any rights or obligations arising under this Agreement without such consent shall be null and void.

(c)          Notwithstanding anything to the contrary contained in this Agreement, the Company may collaterally assign its rights and remedies under this Agreement to any of its financing sources (including the Financing Sources (as defined in the Merger Agreement)) without the consent of any other party.

Section 10.2.          Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any Party. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to affect the original intent of the Parties.

Section 10.3.          Notices. All notices, requests, claims, demands or other communications under this Agreement will be in writing and will be given (and will be deemed to have been duly given): (a) when delivered, if delivered in person; (b) when sent by email; provided, that receipt of the email is confirmed in writing (including by email); (c) three (3) Business Days after sending, if sent by registered or certified mail (postage prepaid, return receipt requested); and (d) one (1) Business Day after sending, if sent by overnight courier, in each case to the respective Parties at the following addresses:

(a)	if to SpinCo, to:

3034 Owen Dr.

Antioch, TN 30713

Attn: Chief Executive Officer

CC: General Counsel

and to (which copy shall not constitute notice):

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Attention: James T. Lidbury

Email: James.Lidbury@ropesgray.com

(b)	if to the Company, to:

Genstar Capital LLC

Four Embarcadero Center

Suite 1900

San Francisco, CA 94111

Attention:  Rob S. Rutledge

Email:  rrutledge@gencap.com

with a copy (if prior to the Distribution Date), which shall not constitute notice, to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Attention: James T. Lidbury

Email: James.Lidbury@ropesgray.com

with a copy (if after the Distribution Date), which shall not constitute notice, to:

Weil, Gotshal & Manges LLP

201 Redwood Shores Parkway

Redwood Shores, CA 94065

Attention:  Craig Adas

Email:  craig.adas@weil.com

Either Party may, by notice to the other Party, change the address to which such notices are to be given by delivery of notice in accordance with this Section 10.3.

Section 10.4.          Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware, irrespective of the choice of laws principles of the State of Delaware as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

Section 10.5.          Jurisdiction; Waiver of Jury Trial. The Company and SpinCo recognize that disputes as to certain matters may from time to time arise during the effectiveness of this Agreement which relate to either Party’s rights and obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of certain disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in Article IX of the Separation Agreement if and when a dispute arises under this Agreement. SUBJECT TO ARTICLE IX OF THE SEPARATION AGREEMENT, EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY COURT PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF AND PERMITTED UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.5.

Section 10.6.          Specific Performance. The Parties hereby acknowledge and agree that it may cause irreparable injury to the other Party or Parties if any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, for which damages, even if available, may not be an adequate remedy. Accordingly, each Party agrees that the other Party or Parties shall have the right to seek injunctive relief by any court of competent jurisdiction to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action or proceeding, in addition to any other remedy to which it may be entitled, at law or in equity.

Section 10.7.          Fees and Expenses. Except as otherwise provided in this Agreement, all fees and expenses incurred in connection with or related to this Agreement and the other Transaction Documents and the Transactions shall be paid by the Party incurring such fees or expenses, whether or not such transactions are consummated; provided, that in the event of termination of this Agreement, the obligation of each Party to pay its own expenses shall be subject to any rights of such Party arising from a breach of this Agreement by any other Party.

Section 10.8.          Bankruptcy Code. All rights and licenses granted hereunder are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, 11 U.S.C. Section 101, et seq. (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101(56) of the Bankruptcy Code. The Parties agree that the licensees of such rights and licenses shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code.

Section 10.9.          Interpretation; Article and Section References. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to a Schedule, Article or Section, such reference shall be to Schedule, Article or Section of this Agreement, unless otherwise indicated. The headings for this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any statute defined or referred to herein or in any agreement or instrument that is referred to herein means such statute as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor statutes. References to a Person are also to its permitted successors and assigns. Nothing in this Agreement shall be construed as limiting or modifying the Parties rights and obligations under the Separation Agreement.

Section 10.10.         No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and its successors and permitted assigns and, except as expressly provided herein in Article 7 with respect to indemnified parties, nothing in this Agreement is intended to or shall confer upon any other Person any legal or equitable rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 10.11.         Counterparts; Electronic Signature. This Agreement may be executed and delivered (including by facsimile transmission) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 10.12.         Amendment and Modification. This Agreement may not be modified or amended except by an agreement in writing signed by each of the Parties.

Section 10.13.         Waivers. No failure or delay of a Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder. Any agreement on the part of any Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such Party.

Section 10.14.         No Presumption Against Drafting Party. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document shall be construed against the Party drafting such agreement or document.

[Signatures Follow On a Separate Page]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

COMPANY

Symmetry Medical Inc.

By:
Name:
Title:

SPINCO

Racecar Spinco, Inc.

By:
Name:
Title:

[Signature Page to Shared IP Cross License Agreement]

SCHEDULE A

SPINCO OWNED SHARED INTELLECTUAL PROPERTY

(1) Patents

File	Title/Mark	Abstract	Owner	Future Owner	Serial Number/ Filing Date	Issue Number/ Issue Date	Description
TP6	Suction Punch		Symmetry Medical Manufacturing, Inc.	SS to OEM	08/387,312 2/13/1995	5,603,724 2/18/1997 Exp 2/13/2015	For sinus endoscopy
TP7	Integral lug linkage for micro-instrument	A articulating tip structure with a pivot lug and a rotatable jaw with a pivot seat which wraps around the lug in normal operation and provides a gap for disengagement of the lug to allow disassembly and assembly.	Symmetry Medical Manufacturing, Inc.	SS to OEM	08/843,563 4/18/1997	5,868,786 2/9/1999 Exp 4/18/2017	Used in knee arthroscopy instruments
TP8	Elongated thumb loop for surgical instruments	A handle for endoscopic surgical instruments with an elongated thumb loop optimized for providing support and driving force in endoscopic surgery.	Symmetry Medical Manufacturing, Inc.	SS to OEM	08/843,556 4/18/1997	5,849,021 12/15/1998	Used in knee arthroscopy instruments
TP9	Rotary drive mechanism for instrument handle	A handle and drive mechanism for providing a reciprocating rotary action of a driveshaft, first in one rotational direction and then reversing the rotational direction, suitable for suturing and other endoscopic operations.	Symmetry Medical Manufacturing, Inc.	SS to OEM	08/821,103 3/20/1997	5,728,108 3/17/1998	For specialty suturing instrument
TP10	Retrograde surgical instrument	A handle-activated retrograde endoscopic instrument with an extension shaft rotatably connected to a fixed handle, the rotation limited by a spring-loaded lock into shaft detents corresponding to rotational position options, and with an extension of an outer tip and reduction of open range of effector movement to shield any pinch area.	Symmetry Medical Manufacturing, Inc.	SS to OEM	08/843,554 4/18/1997	5,755,723 5/26/1998	Used in sinus endoscopy instruments

A-1

TP11	Surgical instrument with replaceable jaw assembly	A detachable and replaceable end effector assembly. The detachable mechanism is made of standard end effectors attached to an actuating tip and pinned inside a yoke assembly. Replacement is made by pulling back a spring loaded radial lock 90, to disengage two rear tabs 51 on the outer tip 50. The yoke assembly is then rotated 90 degrees to disengage the rear yoke pin 9 from the tubular shaft 70. This rotation of 90 degrees also unlocks the T-bar 45 from the front "T" slot of the long actuator 80. The end effector or jaw assembly is then free to be pulled away from the remainder of the shaft. In addition there is a bayonet connection to hold the parts together and prevent accidental disconnection.	PAUL D O'CONNOR, CHRISTOPHER BATCHELDER, LOMBARDO GIUSEPE	SS to OEM	08/856,938 5/15/1997	5,893,875 4/13/1999	Used on Access laparoscopic instruments Missing assignment
TP12	Dual pin and groove pivot for micro instrument	A miniature articulating tip for an endoscopic instrument comprising a jaw with a curved slot through which two pivot lugs pass and are anchored in or integral to a fixed outer tip. The two pivot lugs guide the jaw over a path defined by the curved slot and provide stops at the ends of the curve.	Symmetry Medical Manufacturing, Inc.	SS to OEM	08/794,213 1/30/1997	6,019,780 2/1/2000	Used in knee arthroscopy instruments
TP13	MICRO-INSTRUMENT			SS to OEM	08/319,434 10/6/1994	RE36,666 4/18/2000 Exp ?	Broadens claims of 5152780 and 5219357 to include distal pushing
TP15	Endoscopic Instrument with removable front end	An endoscopic instrument having a ball and socket connection for releasably attaching a front end assembly to an actuating handle assembly comprising of a base having a downwardly extending stationary handle and a pivoting handle. The socket comprising a plurality of resilient prongs to create a friction fit that can be disengaged by the surgeon retracting the pivoting thumb handle. The socket disposed in the base and linkage provided for actuating the instrument.	Symmetry Medical Manufacturing, Inc.	SS to OEM	09/393,546 9/10/1999	6,077,290 6/20/2000	Used in sinus endoscopy instruments

A-2

TP16	Laparoscopic instrument with parallel actuated jaws	A surgical instrument including a handle assembly, and end effector mechanism including jaws, an elongated shaft assembly having a longitudinal actuation rod linearly reciprocating within a hollow sheath, slidably connecting the handle assembly to the jaws. Jaws having first and second grasping members have a mechanically controlled linkage assembly enabling the jaws to be adapted such that they can only open in parallel relationship to each other. The linkage assembly having a pair of toggle links which are rotatively connected to a linear translation member to cause the jaws to open or close. The linkage assembly further having a pair of stabilizing links, which at one end are pivotally anchored to a non-reciprocal movement member, and at an opposite end interconnected with the jaws to maintain the opposing serrated grasping surfaces of the jaws in a parallel relationship to each other.	Symmetry Medical Manufacturing, Inc.	SS to OEM	09/488,057 1/20/2000	6,238,414 5/29/2001	Used on Access laparoscopic instruments
TP17	Pinless surgical instrument	A miniature articulated tip instrument for surgical and like uses, comprising: a thumb housing with an elongated fixed jaw assembly mounted thereto and extending therefrom. A movable jaw actuator member is slidably mounted in a groove formed in the said fixed jaw assembly, the proximal end of the actuator member being seated in a finger housing which is mounted to and spring biased from the thumb housing. A movable jaw defining at least one arcuate projection extending therefrom for pivotal engagement with the actuator member is additionally provided with a second arcuate projection and a concnetric cutout on its opposite side from the second arcuate projection to engage the fixed jaw member and provide a pivot point. The actuator member drives the movable jaw member in a pivoting motion within a throughgoing slot formed in the fixed jaw member within a range of movement with respect to the fixed jaw assembly between extended and retracted positions for effecting selective user controlled working movement.	Symmetry Medical Manufacturing, Inc.	SS to OEM	09/642,822 8/22/2000	6,599,309 7/29/2003	Used in small joint arthroscopy instruments
TP18	Rotatable Linkage for Micro-instrument	A rotatable linkage for use in handling small objects at a distance, for example, in endoscopic surgery, by converting the longitudinal motion of a drive member to the opening and closing of jaws at the distal end of the drive member wherein the drive member is enclosed in an elongated housing on which the jaws are mounted which may be rotated relative to the drive member on a bearing by rotation of the housing.	JERRY R. GRIFFITHS	SS to OEM	08/807,320 2/27/1997	6,015,426 1/18/2000	Used on Access laparoscopic instruments Has not been assigned to SS

A-3

TP19	Interlocking trigger assembly for suturing device	An endoscopic suturing device having an interlocking trigger assembly for preventing premature needle deployment. The suturing device comprises a handle assembly that includes a movable handle interlocking with a trigger. The suturing device further comprises an end effector having an upper jaw, a lower jaw and a needle/suture mechanism. The motion of the movable handle causes the upper jaw to move relative to the lower jaw. The activation of the trigger causes deployment of the needle/suture mechanism. The interlocking mechanism ensures that the needle/suture is deployed only when the upper jaw is below a maximum allowable distance from the lower jaw.	Symmetry Medical Manufacturing, Inc.	SS to OEM	10/788,111 2/26/2004	7,938,839 5/10/2011	ISSUED PATENT
TNCO-25 PCT	END EFFECTOR MECHANISM FOR A SURGICAL INSTRUMENT		Symmetry Medical New Bedford, Inc.	SS to OEM	PCT/US2007/081909 10/19/2007	2,680,258 3/20/2012	Canadian ISSUED PATENT
TNCO-25	END EFFECTOR MECHANISM FOR A SURGICAL INSTRUMENT	Improved end effector mechanisms for a surgical instrument used in minimally invasive surgical instruments as well as instruments for general surgery or as part of robotically controlled end effectors. These end effector mechanisms include multiple grasping elements paired with drive links. Each grasping element also serves as a stabilizing link for the next most distal grasping element, forcing it to maintain its relative angle with respect to the opposing grasping elements.	Symmetry Medical Manufacturing, Inc.	SS to OEM	11/859,856 9/24/2007	7,776,065 8/17/2010	ISSUED PATENT
SSI	Sterilization Container (Ultra Container vent holes)		Medical Device Systems, Inc. (MDSI)	SS to OEM	29019951 3/14/1994	D371203 6/25/1996	Medical Device Systems, Inc.1 Missing assignment
SSI	Sterilization Container (Ultra Container)		Medical Device Systems, Inc. (MDSI)	SS to OEM	08/447260 5/22/1995	5524755 6/11/1996	Medical Device Systems, Inc.1 Missing assignment

A-4

(1a) Pending Patents

File	Title/Mark	Abstract	Serial Number/ Filing Date	Future Owner	Issue Number/ Issue Date	Description	Status
TP22	Surgical Grasper/Pusher Instrument	Symmetry Medical Manufacturing, Inc.	11/316,194 12/22/2005	SS to OEM	20060178564 8/10/2006	ABANDONED	ABANDONED
TP25	Improved end effector mechanism for a surgical instrument	Symmetry Medical Manufacturing, Inc.	60/895,760 3/20/2007	SS to OEM		Provisional Application - EXPIRED	EXPIRED
TNCO-28	SURGICAL ROTARY CAPTURE INSTRUMENT FOR GASTRIC BAND CLOSING	Symmetry Medical Manufacturing, Inc.	12/370,956 2/13/2009	SS to OEM	20090157104 6/18/2009		On Appeal — Awaiting Decision by the Board of Appeals - 8-22-2013
Symm 14.03	QuadLock Latch	Patent on the QuadLock spring latch	DRAFT	SS to OEM			DRAFT
1691-3U	Instrument with Removable Tip	Symmetry Medical, Inc.	13,337,530 12/27/2011	SS to OEM	20130165907 6/27/2013	Utility Patent Pending	Application Published on June 27, 2013 (US20130165907). Assigned to Symmetry Medical, Inc.
1691-3PWO	PCT Patent for INSTRUMENT WITH REMOVABLE TIP			SS to OEM			Deadline - October 27, 2013 - Last day to respond to written opinion (Article 34 amendment).
SM-30	Method for Fastening a Tool Handle to a Tool Shaft	Leo Gowin	61/558,008 11/10/2011	SS to OEM	AKC Patents		Provisional Application Expired - 11-11-2012; Application No. 13/669,592 (Pub No. 2013-0118324) claims priority to this application
SM-32 PCT	Suture Cutter	Symmetry Medical New Bedford, Inc.	Patent Application No.: PCT/US2012044498 6/28/2012	SS to OEM	WO2014/003746 1/3/2014	PENDING	The notice of publication for the mentioned PCT patent application. A publication number, WO2014/003746 has been assigned.
SM-32	Suture Cutter		13/534,378 6/27/2012	SS to OEM	2014-0005689- 1/2/2014	Utility Patent Pending	A publication number, US-2014-0005689-A1 has been assigned.

A-5

SM-36	System and Method for an Articulating Shaft	Jerry Griffiths	61/567,891 12/7/2011	SS to OEM	AKC Patents	EXPIRED	Provisional Application Expired - 12-9-2012. Application No. 13/705,262 (Pub No. 2013-0150830) claims priority to this application
SM-37	System and Method for an Articulating Distal End of a Endoscopic Medical Device	Jerry Griffiths	61/570,122 12/13/2011	SS to OEM	AKC Patents	EXPIRED	Provisional Application Expired - 12-16-2012. Application No. 13/711,844 (Pub No. 2013-0150831) claims priority to this application
SM-38	System and Method for an Articulating Grasper End-Effector of an Endoscopic Medical Device	Ali Kiapour & Matthew Attar	61/578,072 12/20/2011	SS to OEM	AKC Patents	EXPIRED	Provisional Application Expired - 12-23-2012. Application No. 13/721,129 (Pub No. 2013-0158593) claims priority to this application
SM-45	Releasing Drill Guide		61/729,727 Nov 26,2012	SS to OEM
SM-48PCT	Linear Slide Indicator	Symmetry Medical Manufacturing, Inc.	61/731,161 Sep 29,2012	SS to OEM	International Application No.: PCT/US2013/072424 11/27/2012		An Application Number PCT/US2013/072424 was assigned. The 30 month deadline for entering national phases is 5/29/2015.
SM-048	Linear Slide Indicator	Symmetry Medical Manufacturing, Inc.	14090082 11/26/2013	SS to OEM	2014-0171949 A1 6-19-2014.		USPTO filing receipt for mentioned nonprovisional patent application as filed on 11/26/2013. An Application Number 14090082 was assigned and foreign filing license was granted.

A-6

(2) Trademarks

	Trademark Name	Country	Serial #	Filing Date	Legal Owner	Future Owner	Issue Number	Issue Date	Status	Abandonment Date	Beginning of Next Renewal Period (Renewal Periods last One Year)	File
14	MICROPAK	United States	77/652,876	1/20/2009	Symmetry Medical Manufacturing, Inc.	SS TO OEM	3651089	7/7/2009	Live		Active until 7/7/2015	Riley Medical
17	MULTIPAK	United States	74/534,902	6/8/1994	Symmetry Medical Manufacturing, Inc.	SS TO OEM	1,969,288	April 23, 1996	Live		4/23/2015	Riley 016432 -0022
		Also registered in France, Britain, Germany and Italy
18	MULTIPAK III	United States	77/652,906	1/20/2009	Symmetry Medical Manufacturing, Inc.	SS TO OEM	3660682	7/28/2009	Live		7/28/2014	Riley Medical
21	ONEPAK	United States	77/640,420	12/29/2008	Symmetry Medical Manufacturing, Inc.	SS TO OEM	3657309	7/21/2009	Live		7/21/2014	Polyvac.5015
22	OPTICARE (U.S.)	United States	74/629,533	2/3/1995	Symmetry Medical Manufacturing, Inc.	SS TO OEM	1,984,739	7/2/1996	Live		7/2/2015	SMI0018.US Riley Medical
28	QUAD-LOCK	United States	85/301034	4/21/2011	Specialty Surgical Instrumentation Inc.	SS TO OEM	4072058	12/13/2011	Live		8/16/2016	SSI 12.05 US

Also registered in Argentina, Australia, Bahrain, Belarus, Bolivia, Brazil, Canada, Chile, China, Colombia, Croatia, Dominican Republic, Ecuador, Egypt, European Community (EU), Guatemala, Hong Kong, Iceland, India, Indonesia, Jamaica, Japan, Jordan, South Korea, Lebanon, Malaysia, New Zealand, Norway, Oman, Panama, Philippines, Qatar, Russian Federation, Saudi Arabia, Singapore, South Africa, Switzerland, Thailand, Trinidad & Tobago, Turkey, Ukraine, United Arab Emirates, United Kingdom, Uruguay, Venezuela, Republic of Yemen

A-7

	Trademark Name	Country	Serial #	Filing Date	Legal Owner	Future Owner	Issue Number	Issue Date	Status	Abandonment Date	Beginning of Next Renewal Period (Renewal Periods last One Year)	File
30	RILEY MEDICAL	United States	76704216	8/23/2010	Symmetry Medical Manufacturing, Inc.	SS TO OEM	4139294	5/8/2012	Live		5/8/2017	SMI0184.US
31	RILEY MEDICAL LEADING THE WAY IN STERILIZATION (THIS IS THE RILEY LOGO)	United States	76704215	8/23/2010	Symmetry Medical Manufacturing, Inc.	SS TO OEM	4175809	7/17/2012	Live		7/17/2017	SMI0183.US
		Also registered in the EU
33	SCOPEPAK	United States	77/652,847	1/20/2009	Symmetry Medical Manufacturing, Inc.	SS TO OEM	3651088	7/7/2009	Live		Active until 7/7/2014	Riley Medical
38	STACKPAK & DES	United States	76/504,928	4/7/2003	Symmetry Medical Manufacturing, Inc.	SS TO OEM	2,842,580	5/18/2004	Live		5/18/2023	Riley 016432 -0041
49	THE ULTRA SYSTEM	United States	76350635	12/20/2001	Symmetry Medical Manufacturing, Inc.	SS TO OEM	2793721	12/16/2003	Live		Active until 12/23/2014	SMI0174.US
		Also registered in Europe and Canada
51	TRANSPAK	United States	74/438,596	12/5/1995	Symmetry Medical Manufacturing, Inc.	SS TO OEM	1,939,147	12/5/1995	Live		12/5/2014	Riley 016432 -0019

A-8

(2a) Pending Trademarks

File	Title/Mark	Serial Number	Filing Date	Legal Owner	Future Owner	Issue Number/ Issue Date	Description	Comments	Confirmed 2.2012
SMI0110.US	SPACE CASE (U.S.)			OEM	SS TO OEM		TRADEMARK	Trademark search initiated.	Abandoned

(3) Domain Names: None

A-9

SCHEDULE B

COMPANY OWNED SHARED INTELLECTUAL PROPERTY

(1) Patents

File	Title/Mark	Abstract	Owner	Future Owner	Serial Number/ Filing Date	Issue Number/ Issue Date	Description
SMI0022.CON	MODULAR STERILIZATION TRAY SYSTEMS FOR MEDICAL INSTRUMENTS (Mod III)	A sterilization tray system which comprises an outer box-like case having holes in the case bottom wall through which steam or other sterilant may circulate through the case. Pairs of brackets are affixed vertically to opposite the case side and/or end walls. A plurality of spaced holes is provided in each bracket. The holes serve as anchoring points for shelf brackets or fixtures for supporting trays at selected positions in the case.	Timothy E. Wood	OEM to SS	10/061,749 2/1/2002	6,827,913 12/7/2004	PATENT ISSUED Missing assignment
SMI0024.DE	STERILIZATION AND STORAGE CONTAINER TRAY FOR SURGICAL INSTRUMENTS (Scope Tray/Germany)	A surgical container for sterilizing, transporting and storing small surgical instruments such as drill, pins, screws and the like. The container comprises a base having at least one well, and includes an apertured plate for holding the instruments, covering the well at least in part. The apertured plate has apertures sized to accommodate selected instruments, and a cover rotatably mounted over the apertured plate. The cover has an opening for providing access to a limited area of the plate and any instruments loaded therein.	Symmetry Medical USA Inc.	OEM to SS	German Patent Application Serial No. 696 14 506.5-08
SMO0024.US	STERILIZATION AND STORAGE CONTAINER (Scope Tray/US)	A surgical container for sterilizing, transporting and storing small surgical instruments such as drill, pins, screws and the like. The container comprises a base having at least one well, and includes an apertured plate for holding the instruments, covering the well at least in part. The apertured plate has apertures sized to accommodate selected instruments, and a cover rotatably mounted over the apertured plate. The cover has an opening for providing access to a limited area of the plate and any instruments loaded therein.	Symmetry Medical Manufacturing, Inc.	OEM to SS	08/388,287 2/14/95	5,595,296 1/21/1997	PATENT ISSUED
SMI0031.EP	STERILIZATION AND STORAGE CONTAINER LATCH	Slide Latches		OEM to SS		European Patent No. 0 918 019	Expired – Validated in DE, FR, GB and IT (see below)

B-1

	STERILIZATION AND STORAGE CONTAINER LATCH	Slide Latches	Poly Vac, Inc.	OEM to SS	France	European Patent No. 0 918 019 5/8/2002	PATENT ISSUED
	STERILIZATION AND STORAGE CONTAINER LATCH	Slide Latches	Poly Vac, Inc.	OEM to SS	Italy	European Patent No. 0 918 019 5/8/2002	PATENT ISSUED
	STERILIZATION AND STORAGE CONTAINER LATCH	Slide Latches	Symmetry Medical USA	OEM to SS	Great Britain	European Patent No. 0 918 019 5/8/2002	PATENT ISSUED
	STERILIZATION AND STORAGE CONTAINER LATCH	Slide Latches	Symmetry Medical USA	OEM to SS	Germany	DE698 05 269.2 5/8/2002	PATENT ISSUED
SMI0031.US	STERILIZATION AND STORAGE CONTAINER LATCH	A slide-latch for use on a container having a storage tray and a closing lid. The latch comprises a generally J-shaped body terminating in a hook portion, and having an elongate ovoid slot running therethrough. The latch is mounted to said lid on an elongate rod located within the slot. The rod in turn is mounted to said lid. The latch is slidably operable between a closed position wherein the hook portion secures the lid to the storage tray, and an open position wherein the lid is separable from the storage tray. A cam surface between the underside of the latch and the top surface of the lid locks the latch in a closed position	Symmetry Medical Manufacturing, Inc.	OEM to SS	08/976157 11/21/1997	5,887,745 3/30/1999	PATENT ISSUED
SMI0032.US	STERILIZATION SUPPORT AND STORAGE CONTAINER SYSTEM	A support for medical instruments is provided to securely grasp the instrument during sterilization and storage. The support can be readily rearranged on a sterilization tray and can be securely locked in whatever position is desired. It employs a novel arrangement of locking bayonet fingers and a simple removal tool for changing location of the support	MICHAEL L. LATULIPPE, ALBERT A. LEPAGE JR	OEM to SS	08/635,287 / 4/19/1996	5,599,512 2/4/97	PATENT ISSUED Missing assignment from inventors to Poly-vac

B-2

SMI0033.EP	STACKING STERILIZATION TRAY SYSTEM		Symmetry Medical USA Inc.	OEM to SS		European Patent No. 1 023 909	Sterilization tray that resembles a tool box where trays are stacked can be slid in and out of the outer container like a drawer.
SMI0033.US	STACKING STERILIZATION TRAY SYSTEM	A storage and sterilization tray assembly for sterilizing, transporting and storing surgical instruments includes a rack having a top, a bottom and four sides, and at least one slidably mounted drawer carried therein. At least one of the sides includes at least one pivotally mounted door which is moveable between a closed position in which the at least one slidably mounted drawer is retained in the rack, and an open position in which the at least one slidably mounted drawer may be slid at least partially out of the rack. The door also serves to stabilize the rack against tipping when in its open position. Preferably, one or more removable trays are carried in the drawer, and the rack includes a plurality of openings in the top, bottom and sides, aligned with openings in the drawer, for permitting ingress and egress of sterilant therethrough	Symmetry Medical Manufacturing, Inc.	OEM to SS	09/240112 1/29/1999	6,164,738 Dec 26, 2000	PATENT ISSUED Duplicate Application - Reference SMI00069.US KEEP
SMI0070.US	STERILIZATION & STORAGE CONTAINER TRAY	A sterilization tray assembly for sterilizing, transporting and storing surgical instruments, having top and bottom mating enclosures. The mating enclosures each have a plurality of ports for permitting ingress and egress of gaseous sterilant. Resiliently deformable members are fitted in the top and bottom enclosures for clamping surgical instruments therebetween.	GARY T. DANE, MICHAEL L. LATULIPPE, JAMES B. NORDLE	OEM to SS	08/794,4132/5/1997	5,843,387 12/1/1998	PATENT ISSUED Has not been assigned to OEM
SMI0071.US	STERILIZATION & STORAGE CONTAINER TRAY INCLUDING GROMMETS	A sterilization tray assembly for sterilizing, transporting and storing surgical instruments, having top and bottom mating enclosures. The mating enclosures each have a plurality of ports for permitting ingress and egress of gaseous sterilant. A rack dimensioned to fit within the bottom enclosure is fitted within the enclosure. The rack has a plurality of spaced apertures into which are mounted grommets formed of an elastomeric material having an inside diameter dimensioned to receive a selected surgical instrument therein.	Symmetry Medical Manufacturing, Inc.	OEM to SS	08/310,567 9/22/1994	5,518,115 5/21/1996	PATENT ISSUED

B-3

SMI0074.US	Sterilization and storage container - BLOCKS	A surgical container for sterilizing, transporting and storing small surgical instruments such as drill, pins, screws and the like. The container comprises a base having at least one well, and includes an apertured plate for holding the instruments, covering the well at least in part. The apertured plate has apertures sized to accommodate selected instruments, and a cover rotatably mounted over the apertured plate. The cover has an opening for providing access to a limited area of the plate and any instruments loaded therein.	Timothy E. Wood	OEM to SS	08/677641 7/9/1996	5,690,223 11/25/97	PATENT ISSUED Missing assignment
SMI0077.US	Orthopedic Instrument Sterilization Case (SPACE CASE)	A sterilization case assembly including a plurality of sterilization cases having a first sterilization case and a second sterilization case. The second sterilization case is stacked upon the first sterilization case in a vertical direction. The second sterilization case is offset from the first sterilization case in a direction transverse to the vertical direction.	Symmetry Medical Manufacturing, Inc.	OEM to SS	10/685,247 10/14/2003	7,523,827 4/28/2009	PATENT ISSUED
SMI0077.CIP	Orthopedic Instrument Sterilization Case (SPACE CASE)	A sterilization case assembly including a plurality of sterilization cases having a first sterilization case and a second sterilization case. The second sterilization case is stacked upon the first sterilization case in a vertical direction. The second sterilization case is offset from the first sterilization case in a direction transverse to the vertical direction. In another embodiment, the second sterilization case is configured for both stacking offset from the first sterilization case in a direction transverse to the vertical direction and stacking inline from the first sterilization case in a direction transverse to the vertical direction.	Symmetry Medical Manufacturing, Inc.	OEM to SS	6/9/05 11/150,391	8,100,281 1/24/2012	PATENT ISSUED
SMI0086.US	SURGICAL TOOL STERILIZATION AND STORAGE CONTAINER SYSTEM (Minitainer)	A sterilization tray container system includes an apertured rack in which surgical tools are located. A resiliently deformable retention mat having a plurality of apertures formed in a predetermined array pattern underlying, at least in part, the array pattern in the tray, is provided below the rack. The apertures in the resiliently deformable retention mat extend entirely therethrough, and are sized and configured so as to releasably grip the surgical tools intended to be placed therein. The resiliently deformable retention mat is positioned below the rack, and is attached to the rack by a mechanical support, or fixedly held in position between the rack and the container bottom.	Symmetry Medical Manufacturing, Inc.	OEM to SS	08/929,238 9/4/1997	5,913,422 6/22/1999	PATENT ISSUED

B-4

SMI0087.US	STACKING STERILIZING TRAY SYSTEM	A sterilization, transporting and storage container tray assembly for a surgical instrument kit comprises a plurality of trays for accommodating surgical instruments, and a rack for holding the trays in a stacked arrangement. The trays are slidably, removably mounted in the rack, and are accessible from the side of the rack. A removable cap is provided for locking the trays in position in the rack, i.e. for transportation, sterilization and storage	Symmetry Medical Manufacturing, Inc.	OEM to SS	08/897458 7/21/1997	5,893,618 4/13/99	PATENT ISSUED
SMI0108.US	Surgical instrument container assembly with elliptical softgrip handle assembly		Symmetry Medical Manufacturing, Inc.	OEM to SS	11/103,875 4/12/2005	8,556,115 October, 15, 2013	10/2/2024
SMI0108.DES U.S.	ELLIPTICAL SOFT GRIP HANDLE	CLAIM The ornamental design for an elliptical soft grip handle, as shown and described.	Symmetry Medical Manufacturing, Inc.	OEM to SS	29/218,413 12/2/2004	D565,928 Apr. 8,2008	PATENT ISSUED
SMI0109.US	SURGICAL INSTRUMENT CONTAINER ASSEMBLY WITH SNAP FIT HANDLE ASSEMBLY	A surgical instrument container assembly includes a container and a handle assembly. The handle assembly includes at least one wire handle coupled with the container, and a pair of handle halves. Each handle half includes a pair of ends and a pair of partial openings respectively positioned at the ends. Each partial opening of one handle half is adjacent a respective partial opening of the other handle half. The adjacent partial openings conjunctively receive a portion of the at least one wire handle therein. The handle halves surround a portion of the at least one wire handle and are snap fitted together.	Symmetry Medical Manufacturing, Inc.	OEM to SS	11/113,866 4/25/2005	7,717,292 5/18/2010	PATENT ISSUED
SMI0109.DES	ELLIPTICAL SNAP HANDLE ASSEMBLY	CLAIM The ornamental design for an elliptical snap handle assembly, as shown and described	Symmetry Medical Manufacturing, Inc.	OEM to SS	29/218,414 12/2/2004	D560,465 01/29/2008	PATENT ISSUED
SMI0114.DES	CLAMSHELL DENTAL CASSETTE	CLAIM The ornamental design for a clamshell dental cassette, as shown and described	Symmetry Medical Manufacturing, Inc.	OEM to SS	29/227,118 4/6/2005	D526,064 8/1/2006	PATENT ISSUED
SMI0115.DES	Dental cassette	CLAIM The ornamental design for a dental cassette, as shown and described	Symmetry Medical Manufacturing, Inc.	OEM to SS	29/226,607 3/30/2005	D563,561 Mar. 4, 2008	PATENT ISSUED
SMI0116.DES	MODULAR CYLINDRICAL DENTAL CASE SYSTEM	CLAIM The ornamental design for a modular cylindrical dental case system, as shown and described	Symmetry Medical Manufacturing, Inc.	OEM to SS	29/226,855 4/1/2005	D518,289 4/4/2006	PATENT ISSUED

B-5

SMI00117.DES	TOOTH DENTAL CASETTE		Symmetry Medical Manufacturing, Inc.	OEM to SS	29/226,709 3/31/2005	D518,288 4/4/2006	PATENT ISSUED
SMI0121.US	SURGICAL INSTRUMENT CASE	A surgical instrument case which includes a primary case which is substantially rectangular and has a pair of opposite side walls, a pair of opposite end walls and a bottom wall. A secondary case fits within the primary case, and the secondary case has at least one attachment element on an outside surface of the secondary case. The at least one attachment element is configured for connecting to at least one of the side walls and the end walls when the secondary case is mounted on an outside of at least one of the opposite side walls and the opposite end walls	Symmetry Medical Manufacturing, Inc.	OEM to SS	11/376,812 3/16/2006	7,748,529 7/6/2010	ISSUED PATENT
Riley 016432 -0021P1	STERILIZATION TRAY SYSTEM FOR SURGICAL INSTRUMENTS	A modular sterilization tray system for medical instruments comprises a rigid, substantially rectangular case having a pair of opposite side walls, a pair of opposite end walls and a bottom wall. A plurality of vertical columns of vertically spaced apart uniform size holes are formed in the case side walls and end walls. Also, one or more substantially rectilinear instrument trays are provided for placement in the case, the length and width dimensions of each of the trays being directly related to the spacing of the columns of holes in the case side and end walls such that one or more trays may be positioned within the case so as to be bracketed by selected columns of holes. The system also includes fixtures for positioning in selected holes of the bracketing columns of holes for fixing the position of one or more trays at a selected elevation in the case and fixation brackets for variously shaped instruments placed in the trays.	Symmetry Medical Manufacturing, Inc.	OEM to SS	08/368,365 1/4/1995	5,540,901 7/30/1996
Riley 016432 -0025C1 Polyvac1010	SURGICAL INSTRUMENT RETENTION BRACKET	A bracket for fixating medical instruments or other articles includes a base member with a plurality of spaced-apart fingers extending up from the base member. A recess is formed in a side wall of at least one finger, which recess faces the adjacent finger. Also, a sheath engages around each finger which sheath has a flexible, resilient side wall which overlies any recess in that finger and defines therewith a void. When an article is wedged into the space between the one and the adjacent finger, it will snap into a stable position opposite the void so that the article is resiliently engaged and fixated by the overlying sheath wall.	Symmetry Medical Manufacturing, Inc.	OEM to SS	08/653,991 5/28/1996	5,681,539 10/28/1997

B-6

Riley 016432 -0026 Polyvac1011	A SURGICAL INSTRUMENT STERILIZATION CONTAINER WITH IMPROVED LATCHING MECHANISM	A container for the sterilization of articles disposed therein, including surgical instruments, having a base unit and a matching cover unit. A locking mechanism, including a C-shaped tab, is pivotally and removably attached to each end of the base unit so that each tab can pivot between an open and a locked position. Each tab includes a first locking ridge located on an upper portion of the tab. The cover unit includes a second locking ridge located at each end of the cover unit for interfitting with the first locking ridge of the corresponding tab when the tab is in the locked position.	Symmetry Medical Manufacturing, Inc.	OEM to SS	08/492,712 6/20/1995	5,573,741 11/12/1996
Riley 016432 -0028 Polyvac 1012	SAFETY CLASP ASSEMBLY FOR COVERED CONTAINERS		Riley Medical, Inc.	OEM to SS	08/700,886 8/21/1996	5,706,968 1/13/1998	PATENT EXPIRED
Riley 016432 -0028EP	European Application for SAFETY CLASP ASSEMBLY FOR COVERED CONTAINERS			OEM to SS	97938442.7 8/9/1997	0921988 1/9/2002	PATENT LAPSED
Riley 016432 -0030 Polyvac1013	MEDICAL INSTRUMENT FIXATION METHOD AND MEANS	A medical instrument fixation system for a sterilization tray having a bottom wall and an array of ventilation holes in the bottom wall, the holes being arranged in columns and rows with a selected spacing between the columns and rows includes a plurality of elongated rails. Each rail has a bottom surface, a top surface and a plurality of projections extending from the bottom surface and spaced apart along each rail a distance equal to, or an intregal multiple of, the selected spacing, the projections being sized to plug into the holes so that the rail extends along a column or row of holes. The system also includes a plurality of posts, each post having opposite ends and means for keying one end of each post to a different one of the rails so that so that each post can slide along the corresponding rail to a selected position thereon. A method of fixating the instruments in the tray using special retention devices is also disclosed.	Symmetry Medical Manufacturing, Inc.	OEM to SS	08/807,812 2/26/1997	5,827,487 10/27/1998

B-7

Riley 016432 - 0031 Polyvac1014	THERMALLY CONDUCTIVE STERILIZATION TRAY	A sterilization tray is constructed primarily of a single stamped metal part which forms the bottom wall and at least two opposite side walls of the tray. The side walls of the tray are joined by end closures which form the end walls of the tray. In one tray embodiment, the end closures are plastic end walls which are hooked to the ends of the side walls. In a second embodiment, the end closures are formed by a bottom wall extension of the metal part which are folded up to form the tray end walls and plastic corner pieces which are hooked to the adjacent ends of the side and end walls. The tray is highly thermally conductive yet relatively inexpensive to make in quantity.	Symmetry Medical Manufacturing, Inc.	OEM to SS	08/892,050 7/14/1997	5,882,612 3/16/1999
Riley 016432 -0034 Polyvac1015	STERILIZATION CONTAINER	A sterilization container for medical instruments includes a receptacle with a bottom wall and an open top, there being a multiplicity of vent openings in the bottom wall. The receptacle has a cover movable between a closed position wherein the cover closes the open top of the receptacle and an open position wherein the cover is positioned to allow access to the interior of the receptacle. A filter sheet is positioned in the receptacle so as to cover the bottom wall and the vent openings therein and the receptacle contains one or more trays for supporting medical instruments above the filter sheet. A perforated highly thermally conductive plate is positioned between the trays and the filter sheet so that when steam enters the container through the vent openings during steam sterilization, it heats the plate to a temperature sufficient to revaporize steam condensate collecting on the plate. The internal structure of the container is also disclosed.	Symmetry Medical Manufacturing, Inc.	OEM to SS	09/052,191 3/31/1998	6,048,503 4/11/2000
Riley 016432 -0034P1 Polyvac1016	U.S. C.I.P. Application for STERILIZATION CONTAINER	A sterilization container for medical instruments includes a receptacle with a bottom wall and an open top, there being a multiplicity of vent openings in the bottom wall. The receptacle has a cover movable between a closed position wherein the cover closes the open top of the receptacle and an open position wherein the cover is positioned to allow access to the interior of the receptacle. A filter sheet is positioned in the receptacle so as to cover the bottom wall and the vent openings therein and the receptacle contains one or more trays for supporting medical instruments above the filter sheet. A perforated highly thermally conductive plate is positioned between the trays and the filter sheet so that when steam enters the container through the vent openings during steam sterilization, it heats the plate to a temperature sufficient to revaporize steam condensate collecting on the plate. The internal structure of the container is also disclosed.	Symmetry Medical Manufacturing, Inc.	OEM to SS	09/276,045 3/25/1999	6,217,835 4/17/2001

B-8

Riley 016432 - 0036 Polyvac1018	PIN MAT FOR STERILIZATION TRAYS (pin mat for trays)	A sterilization mat has a mesh-like backing with opposite faces composed of intersecting stringers defining relatively large openings in the backing. The stringers have rounded or inclined surfaces at one face of the backing and a multiplicity of resilient pins or fingers project from those surfaces for supporting and fixating medical instruments. Preferably, rounded or inclined surfaces are also provided at the underside of the backing. During sterilization, the mat minimizes the accumulation of condensed moisture on and under the mat and promotes efficient sterilization of the instruments on the mat.	Symmetry Medical Manufacturing, Inc.	OEM to SS	09/145,075 9/1/1998	6,048,504 4/11/2000
Riley 016432 -0038 Polyvac1020	LATCH ASSEMBLY FOR COVERED CONTAINERS	A latch assembly for securing a cover to a container comprises a base for mounting to the container cover adjacent to an edge thereof, a cover member secured to the base and a slider slidable between the base and cover member between a latched position wherein a portion of the slider interfits with the container and an unlatched position wherein the slider portion is disengaged from the container. A headed spring member interposed between the slider and the base interfits with openings in the slider to signal when the slider has reached its latched and unlatched positions and to releasably retain the slider at those positions.	Symmetry Medical Manufacturing, Inc.	OEM to SS	09/997,789 11/20/2001	6,508,495 B1 1/21/2003
Riley 016432 -0038P1 Polyvac1021	LATCH ASSEMBLY FOR COVERED CONTAINERS	A latch assembly for securing a cover to a container comprises a base for mounting to the container cover adjacent to an edge thereof, a cover member secured to the base and a slider slidable between the base and cover member between a latched position wherein a portion of the slider interfits with the container and an unlatched position wherein the slider portion is disengaged from the container. A headed spring member interposed between the slider and the base interfits with holes or recesses in the slider to signal when the slider has reached its latched and unlatched positions and to releasably retain the slider at those positions.	Symmetry Medical Manufacturing, Inc.	OEM to SS	10/125,151 4/18/2002	6,554,327 B1 4/29/2003	U.S. C.I.P. Application for

B-9

Riley 016432 - 0039 Polyvac1022	VARIABLY STACKABLE STERILIZATION TRAY SYSTEM	A tray system composed of a vertical stack of trays especially adapted to contain, and protect surgical instruments being carried from a sterilizer to an operating site. The trays may have various heights and be arranged in any order in the stack. Each tray includes a plurality of latches, each latch having an arm swingably mounted to the tray and terminated by a projection spaced a selected distance D.sub.1 above the tray rim or top when the latch is swung to its latching position. Each tray also includes a corresponding plurality of latching surfaces located under the latches on that tray. The distance D.sub.2 between the seating surfaces and latching surfaces of each tray corresponds substantially to the distance D.sub.1 of that tray. This enables the latch arms of each tray to be latched to the latching surfaces of an overlying tray in the stack or to a cover so as to form a closed compact transportable package. Different latch embodiments for securing the trays together are also disclosed.	Symmetry Medical Manufacturing, Inc.	OEM to SS	10/406,304 4/3/2003	6,874,634 B1 4/5/2005
Riley 016432 -0042 Polyvac1023	MEDICAL INSTRUMENT HOLDING AND PRESENTATION SYSTEM		Symmetry Medical USA, Inc.	OEM to SS	10/675,186 9/30/2003	7,066,329 6/27/2006	PATENT EXPIRED
Riley 016432 -0043 Polyvac1024	SURGICAL INSTRUMENT BRACKET ASSEMBLY	A bracket assembly for supporting medical instruments and the like. The assembly includes a support member formed with lines of vent holes, the vent holes in each line being spaced apart a selected distance. The bracket includes a base strip having a plurality of feet extending down for the base strip, the feet having footprints larger than those of the vent holes and being spaced apart along the base strip a distance substantially equal to an intregal multiple of the selected distance. This allows the bracket to be aligned with a line of vent holes in the support member so that its feet overlie selected ones of the vent holes in that line. A plurality of anchors is provided for anchoring the plurality of feet to the support member at the selected vent holes so that any segment of the base strip between the feet is spaced above the support member so as not to obstruct any underlying vent holes in the support member.	Symmetry Medical Manufacturing, Inc.	OEM to SS	10/840,805 5/7/2004	6,969,498 11/29/2005
Riley 016432 -0046 Polyvac 1006	MEDICAL INSTRUMENT CONTAINER SYSTEM		Symmetry Medical Manufacturing, Inc.	OEM to SS	11/369,428 3/7/2006	8,349,271 1/8/2013

B-10

Polyvac.1029	METHOD AND SYSTEM FOR MEDICAL INSTRUMENT STERILIZATION CONTAINERS	The system contains a base with a plurality of base ventilation holes and a plurality of side walls. The base includes a base instrument holder fixed to the base. At least one stage with a plurality of stage ventilation holes is positioned within the base. The stage includes at least two legs fixed to the stage, at least one stage instrument holder fixed to the stage, and a stage notched member fixed to the stage and positioned to engage a medical instrument beneath the stage. A fixed or removable cover having a plurality of cover ventilation holes is included to surround the base.	Symmetry Medical Manufacturing, Inc.	OEM to SS	12/473,490 5/28/2009	8,056,720 11/15/2011	PATENT ISSUED
Polyvac 10.33	SYSTEM AND METHOD FOR MEDICAL INSTRUMENT STERILIZATION CASE HAVING A ROTATABLY DISPLACING COVER		Symmetry Medical Manufacturing, Inc.	OEM to SS	12/753,500 4/2/2010	8,511,510 8/20/13	PATENT ISSUED
Polyvac 10.38	Apparatus and Method For Indicating Biological Content Within A Container		Symmetry Medical Manufacturing, Inc.	OEM to SS	13/297,427 11/16/2011	8,470,601 June 25, 2013	PATENT ISSUED
Polyvac.1004	MEDICAL INSTRUMENT RETAINER ASSEMBLY	A retainer assembly for locating a medical device in a container having a wall with a vent hole. The retainer assembly includes a retainer with an undersurface that is larger than the vent hole and an axial passage having a selected length and cross section extending into the retainer from the surface. The assembly also includes a keeper having a head that is larger than the vent hole and a sleeve extending from the head to an end. The sleeve has substantially the same cross-section as the passage and is shorter axially than the passage so that when the retainer surface is engaged to one face of the container wall so that the passage is aligned with the vent hole and the keeper is engaged to the retainer by frictionally engaging its sleeve in the passage until its head contacts the opposite face of the container wall, the retainer becomes securely, but releasably, anchored to the container wall.	Symmetry Medical Manufacturing, Inc.	OEM to SS	11/177,541 7/8/2005	7,601,312 10/13/2009	PATENT ISSUED

B-11

Polyvac.1005	MEDICAL INSTRUMENT RETAINER ASSEMBLY AND METHOD OF MAKING THE RETAINER	A retainer assembly for retaining a medical device in a container having a perforated wall includes a retainer with a rigid support portion having at least one leg and a flexible, resilient instrument holding portion intimately bonded to the support portion so that the retainer is devoid of cracks and crevices between said portions. Each leg has a free end and an axial passage extending into the leg from that end so that the retainer may be positioned on the container wall with each opening in register with a perforation therein. A fastener extends into the passage of each leg and the underlying perforation from below the wall to anchor each leg to the wall under pressure thereby providing a seal between each leg and the wall. Various retainer embodiments and a method for making same are also disclosed.	Symmetry Medical Manufacturing, Inc.	OEM to SS	11/299,505 12/12/2005	7,722,837 5/25/2010	PATENT ISSUED
Polyvac.1005 div	MEDICAL INSTRUMENT RETAINER ASSEMBLY AND METHOD OF MAKING THE RETAINER	A retainer assembly for retaining a medical device in a container having a perforated wall includes a retainer with a rigid support portion having at least one leg and a flexible, resilient instrument holding portion intimately bonded to the support portion so that the retainer is devoid of cracks and crevices between said portions. Each leg has a free end and an axial passage extending into the leg from that end so that the retainer may be positioned on the container wall with each opening in register with a perforation therein. A fastener extends into the passage of each leg and the underlying perforation from below the wall to anchor each leg to the wall under pressure thereby providing a seal between each leg and the wall. Various retainer embodiments and a method for making same are also disclosed.	Edward Riley	OEM to SS	12/764395 4/21/2010	8,075,849 12/13/11	PATENT ISSUED Missing assignment
Polyvac.1025	MEDICA INSTRUMENT CONTAINER SYSTEM	The system contains a molded plastic reticulated tray composed of a continuous rib that forms a tray rim and a plurality of intersecting ribs defining relatively large openings therebetween. The intersecting ribs are dished and having opposite ends connected to the continuous rib at spaced apart locations therealong. The plurality of intersecting ribs have rounded surfaces so that a fluid sterilant directed at the plurality of intersecting ribs from the outside, upon flowing through said openings, will follow and intimately contact said rounded surfaces to the tray interior so that those surfaces are cleaned thoroughly.	Symmetry Medical Manufacturing, Inc.	OEM to SS	11/846,076 8/28/2007	7,871,582 1/18/2011	PATENT ISSUED
Polyvac.1034	LATCH FOR A MEDICAL INSTRUMENT STERILIZATION CONTAINER		Symmetry Medical Manufacturing, Inc.	OEM to SS	12/828,813 7/1/2010	8,287,009 10/16/12

B-12

Symm11.04	Grommet Device with Flexible Bowed Members and Methods of using thereof	Symmetry Medical Manufacturing, Inc.	OEM to SS	13/587,460 August 16, 2012	8,661,614 March 4, 2014.	UNIVERSAL BOW GROMMET
Symm11.05	Removable Grommet Device with Enlargeable Slit and Methods Thereof	Symmetry Medical Manufacturing, Inc.	OEM to SS	13/614,207 9/13/12	8,739,363 June 3, 2014
Symm11.03	Removable Grommet Device and Method of Using Thereof	Symmetry Medical Manufacturing, Inc.	OEM to SS	13/614,185 9/13/2012	8,701,246 April 22, 2014

(1a) Pending Patents

File	Title/Mark	Abstract	Serial Number/ Filing Date	Future Owner	Issue Number/ Issue Date	Description	Status
SMI0118.US	GROMMET MATRIX (dental case)	Timothy E. Wood	12/19/2005 11/315,379	OEM to SS	20070138042 6/21/2007	PATENT PENDING	Reply Brief which was filed with the U.S. Patent and Trademark Office on January 25, 2012 Missing assignment
SMI0202.EP	Medical Device Tray and Method of Forming the Medical Device Tray		European Patent Application No. 13000344.5 Jan 23, 2013	OEM to SS		PATENT PENDING
SMI0202.US	MEDICAL DEVICE TRAY AND METHOD OF FORMING THE MEDICAL DEVICE TRAY	Symmetry Medical, Inc.	14/157,811 1-17-2014	OEM to SS	2014-0202903 A1, date: 7-24-2014	PATENT PENDING	Notice of Recordation of Assignment for the above-identified application which was recorded at the U.S. Patent and Trademark Office on January 22, 2014, on Reel 032015, Frame 0642.
SMA0211.US	GROMMET-FREE EASY CLEAN DENTAL TRAY	Continuation of SMI0202.US	DRAFT	OEM to SS			DRAFT

B-13

Symm11.01	Grommet Device with Pull-Tab and Associated Methods Thereof	Symmetry Medical Manufacturing, Inc.	13/587,526 August 16, 2012	OEM to SS	20130045135 2/21/2013	Utility Patent Pending	Advisory Action Issued - 7-23-14
SYMM 11.01 PCT	Grommet Device with Pull-Tab and Associated Methods Thereof	Symmetry Medical Manufacturing, Inc.	PCT Application No. US12/51328 August 17, 2012	OEM to SS		APPLICATION EXPIRED	APPLICATION EXPIRED
Symm11.02	Universally-Sized Grommet Device and Method Thereof	Symmetry Medical Manufacturing, Inc.	13/614,171 9/13/12	OEM to SS	2013-0062235 3/14/2013	Utility Patent Pending
Symm 12.05	Modular Medical Instrument Sterilization Container and Related Methods	Symmetry Medical Manufacturing, Inc.	14/098,899 12/6/13	OEM to SS	20140158570 6/12/2014		U.S. Patent Appln Serial No. 14/098,899 Filed: December 6, 2013
Symm 12.07	Apparatus for Retaining Medical Instruments and Related Methods	Symmetry Medical Manufacturing, Inc.	14/097,917 12/5/13	OEM to SS	20140162207 6/12/2014		U.S. Patent Appln Serial No. 14/097,917 Filed: December 5, 2013
Symm 12.07 PCT	Apparatus for Retaining Medical Instruments and Related Methods		PCT/US13/73544 12/6/13	OEM to SS		PENDING	SYMMETRY MEDICAL MANUFACTURING, INC. PCT Application No. US13/73544 Filed: December 6, 2013 For: Apparatus for Retaining Medical Instruments and Related Methods Our Ref: SYMM 11.07 PCT
Symm 12.08	Movable Holder for Medical Instruments and Associated Methods	Symmetry Medical Manufacturing, Inc.	14/052,199 10/11/13	OEM to SS	20140105782 4/17/2014		U.S. Patent Appln Serial No. 14/052,199 Filed: October 11, 2013 For: Movable Holder for Medical Instruments and Associated Methods Our Ref: SYMM 12.08
Symm 12.09	LIGHT REFLECTION AND GLARE PREVENTING MEDICAL INSTRUMENT HOLDING APPARATUS AND RELATED METHODS	Symmetry Medical Manufacturing, Inc.	14/062,159 10/24/13	OEM to SS	20140110288 4/24/2014

B-14

1691-6U	Modular Delivery System	Symmetry Medical, Inc.	13,337,599 12/27/2011	OEM to SS	Christopher & Weisberg	ABANDONED	Abandoned per email from Mr. Hayes on July 24, 2013. (Published Application US20130161320).Assigned to Symmetry Medical, Inc.
Polyvac.1028	MEDICAL INSTRUMENT STERILIZATION CONTAINER AND METHOD	Symmetry Medical Manufacturing, Inc.	12/183,357 7/31/2008	OEM to SS	2009-0223964 9-10-2009		On Appeal - Awaiting Decision by Board of Appeals - 5-23-2013
Polyvac.1030	SYSTEM AND METHOD OF LABELLING AND IDENTIFYING THE CONTENTS WITHIN A STERILIZATION CASE	Symmetry Medical Manufacturing, Inc.	12/752,500 4/1/2010	OEM to SS	2010-0252473 10-7-2010		On Appeal - Awaiting Decision by Board of Appeals - 10-10-2012
Polyvac.1035	SYSTEM AND METHOD FOR PROVIDING A METAL STERILIZATION TRAY	Symmetry Medical Manufacturing, Inc.	12/828,657 7/1/2010	OEM to SS	2011-0002811 1-6-2011.		On Appeal - Awaiting Decision by Board of Appeals - 4-11-2013
Polyvac2012	MEDICAL INSTRUMENT CONTAINER SYSTEM	Symmetry Medical, Inc.		OEM to SS	HK Publication No.: HK1138248 EP Publication No.: EP 2185444	Europe & Hong Kong
Polyvac2013	SYSTEM AND METHOD OF LABELLING AND IDENTIFYING THE CONTENTS WITHIN A STERILIZATION CASE		PCT 10759401.2 4/1/2010	OEM to SS		US10/29615	Entered into National Phase in EPO - EP2415040 (see below)
	SYSTEM AND METHOD OF LABELLING AND IDENTIFYING THE CONTENTS WITHIN A STERILIZATION CASE	Symmetry Medical Manufacturing, Inc.	10759401.2 4/1/2010	OEM to SS	EP2415040 2/8/2012	European pending application
Polyvac2014	System and Method for Medical Instrument Sterilization Case having a Rotatably Displacing Cover.		PCT 10759530.8 4/5/2010	OEM to SS		US10/29925	Entered into National Phase in EPO - EP2413979 (see below)
	System and Method for Medical Instrument Sterilization Case having a Rotatably Displacing Cover	Symmetry Medical Manufacturing, Inc.	10759530.8 4/5/2010	OEM to SS	EP2413979 2/8/2012	European pending application

B-15

Polyvac2015	Method and System for Medical Instrument Sterilization Container		PCT 10780959.2 4/9/2010	OEM to SS		US10/30491	Entered into National Phase in EPO - EP2434978 (see below)
	Method and System for Medical Instrument Sterilization Container	Symmetry Medical Manufacturing, Inc.	10780959.2	OEM to SS	EP2434978 4/4/2012	European pending application
Polyvac 09.04	Corner Protector Apparatus for a Medical Sterilization Container and Method Thereof	Symmetry Medical Manufacturing, Inc.	13/087,722 4/15/2011	OEM to SS	2011-0278199 11-17-2011.		Appeal Brief Entered and Forwarded to Examiner - 6-19-2014
Polyvac 10.40	Apparatus and Method for Accessing a Biological Indicator within a Container	Symmetry Medical Manufacturing, Inc.	13/296,382 11/16/2011	OEM to SS	2012-0156090 6-21-2012
Polyvac 11.01	Medical Instrument Sterilization System and Method	Symmetry Medical Manufacturing, Inc.	13/364,670 2/12/2012	OEM to SS	2012-0195792 8-2-2012	ULTRA DESIGN SEARCH AND OPINION	On Appeal - awaiting decision by the Board of Appeals - 5-14-2013
Polyvac 11.01 PCT	Medical Instrument Sterilization System and Method	Symmetry Medical Manufacturing, Inc.	PCT/US2012/023615	OEM to SS		EXPIRED	Application Expired as of 8/2/2013. National phase not entered.
Polyvac 12.01	Stainless Steel Grommet for Medical Instrument Sterilization Tray	Not applicable	61/668,151 July 5,2012	OEM to SS			Utility Patent prepared

(2) Trademarks

None

(3) Domain Names

None

B-16

SCHEDULE C

SHARED DESIGN HISTORY FILES

			CURRENT			FUTURE
	510k	Description	Manufacturer of Record	DHF Location	510k Location	Manufacturer of Record Owner	DHF Location	510k Location
Class II Products
SRC	K993535	METAPAK Multi-Purpose Instrument Tray (Pre-Vac / EtO)	OEM (SRC)	OEM (SRC)	OEM (SRC)	OEM (SRC)	OEM (SRC) / Share on Request with SS	OEM (SRC) / Share on Request with SS
	K032445	Ultra Container System EtO	OEM (SRC)	OEM (SRC)	OEM (SRC)	SS	SS / Share on Request with OEM (SRC)	SS / Share on Request with OEM (SRC)
	K032813	Ultra Container System STERRAD	OEM (SRC)	OEM (SRC)	OEM (SRC)	SS	SS / Share on Request with OEM (SRC)	SS / Share on Request with OEM (SRC)
	K935755	Ultra Container	OEM (SRC)	OEM (SRC)	OEM (SRC)	SS	SS / Share on Request with OEM (SRC)	SS / Share on Request with OEM (SRC)
	K012105	PolyVac Surgical Instrument Delivery System Pre-Vac and Gravity Steam (Minitainer, Modutainer, LapCare, etc)	OEM (SRC)	OEM (SRC)	OEM (SRC)	OEM (SRC)	OEM (SRC) / Share on Request with SS	OEM (SRC) / Share on Request with SS

C-1

			CURRENT			FUTURE
	510k	Description	Manufacturer of Record	DHF Location	510k Location	Manufacturer of Record Owner	DHF Location	510k Location
	K040223	PolyVac Surgical Instrument Delivery System EtO	OEM (SRC)	OEM (SRC)	OEM (SRC)	OEM (SRC)	OEM (SRC) / Share on Request with SS	OEM (SRC) / Share on Request with SS
Sym Surg	K092437	Codman Sterilizatoin Container System (Pre-Vac)	SS	SS	SS	SS	SS / Share on Request with OEM (SRC)	SS / Share on Request with OEM (SRC)
	K120117	Expand Indications for Use for Codman Quad-Lock Sterilization Cont System	SS	SS	SS	SS	SS / Share on Request with OEM (SRC)	SS / Share on Request with OEM (SRC)
	NOT FILED	QuadLock Steam Gravity	N/A	N/A	N/A	SS	SS / Share on Request with OEM (SRC)	SS / Share on Request with OEM (SRC)
	NOT FILED	QuadLock EtO	N/A	N/A	N/A	SS	SS / Share on Request with OEM (SRC)	SS / Share on Request with OEM (SRC)
	NOT FILED	QuadLock Sterrad 100S	N/A	N/A	N/A	SS	SS / Share on Request with OEM (SRC)	SS / Share on Request with OEM (SRC)

C-2

			CURRENT			FUTURE
	510k	Description	Manufacturer of Record	DHF Location	510k Location	Manufacturer of Record Owner	DHF Location	510k Location
	NOT FILED	QuadLock Sterrad NX Standard	N/A	N/A	N/A	SS	SS / Share on Request with OEM (SRC)	SS / Share on Request with OEM (SRC)
	NOT FILED	QuadLock Sterrad NX Advanced	N/A	N/A	N/A	SS	SS / Share on Request with OEM (SRC)	SS / Share on Request with OEM (SRC)
	NOT FILED	QuadLock Sterrad 100NX	N/A	N/A	N/A	SS	SS / Share on Request with OEM (SRC)	SS / Share on Request with OEM (SRC)
	NOT FILED	QuadLock Sterrad 100NX Flex	N/A	N/A	N/A	SS	SS / Share on Request with OEM (SRC)	SS / Share on Request with OEM (SRC)
	NOT FILED	QuadLock Steris ProV	N/A	N/A	N/A	SS	SS / Share on Request with OEM (SRC)	SS / Share on Request with OEM (SRC)
SCI	LTF PENDING	Grommetless Dental Tray	OEM (SRC)	OEM (SCI)	OEM (SRC)	OEM (SRC)	OEM (SRC) / Share on Request with SS	OEM (SRC) / Share on Request with SS

C-3

			CURRENT			FUTURE
	510k	Description	Manufacturer of Record	DHF Location	510k Location	Manufacturer of Record Owner	DHF Location	510k Location
Class I Products
SNI	Exempt	"Symmetry Surgical" Access Brand Class 1 Laparoscopy Instruments (TF-001)	OEM (SNI)	OEM (SNI)	N/A	SS / OEM *Each would register their own products	OEM (SNI) / Copy @ SS	N/A
	Exempt	"Symmetry Surgical" Access Brand Arthroscopy Instruments (TF-002)*	OEM (SNI)	OEM (SNI)	N/A	SS / OEM *Each would register their own products	OEM (SNI) / Copy @ SS	N/A
	Exempt	"Symmetry Surgical" Access Brand Class 2B Laparoscopy Instruments (TF-003)	OEM (SNI)	OEM (SNI)	N/A	SS / OEM *Each would register their own products	OEM (SNI) / Copy @ SS	N/A
	Exempt	"Symmetry Surgical" Access Brand Sinoscopy Instruments (TF-004)	OEM (SNI)	OEM (SNI)	N/A	SS / OEM *Each would register their own products	OEM (SNI) / Copy @ SS	N/A
	Exempt	"MGB" - Class 1 Arthroscopy Instruments (TF-006)*	OEM (SNI)	OEM (SNI)	N/A	SS / OEM *Each would register their own products	OEM (SNI) / Copy @ SS	N/A

C-4

SCHEDULE D

DESIGNATED OEM CUSTOMERS

(1) List of Arthroscopic, ENT and Endoscopic Customers

ARTHROSCOPIC
ARTHREX, INC
ARTHRO DIF
ARTHROCARE CORP
ARTHROPLASTIE DIFFUSION SARL
ARTHROSURFACE, INC
CORE ESSENCE
DUFNER INSTRUMENTE GMBH
EMMAT MEDICAL LTD
GIMMI GMBH
INSTRUCLINIC SL
LINVATEC CORP
MAT-ESSE

D-1

MAT ORTHO
MEDIPLUS
MINI INVASIVE LTD
MOXIMED
PEAKS AND DALES MEDICAL
QUALITECHNIQUE
RONCIN MEDICAL
RZ-MEDIZINTECHNIK
SCHWARTZ BIOMEDICAL LLC
SIGMACON
SMITH & NEPHEW
STRYKER CORP
SUMEDEX SA
TOBY ORTHOPAEDICS
US SURGICAL CORP
ADVANCED ARTHRO

D-2

SYSTEMS
AMPLITUDE
CAYENNE MEDICAL
FH INDUSTRIES

ENT
DEPUY/J&J
DEUTSCHMANN INST
FENTEX MEDICAL GMBH
MED-EL
MEDTRONIC
OLYMPUS AMERICA

ENDOSCOPIC
A.B.J.
ACCELLENT ORTHOPAEDICS INC
ACMI CORP

D-3

ADLER INSTRUMENTS
ANKLIN AG
ARTHREX, INC
AUTOBAHN SURGICAL
COCHLEAR BONE ANCHORED SOLUTIONS AB
DB ENDOSCOPIE
DB2C
DEPUY/J&J
ENDO OPTIKS, INC.
ENDOCORP PTY LTD
ENDOPRO SP
FANNIN
INAVEIN, LLC
J.S. EVRO INSTRUMENTE GMBH
KARL STORZ - ENDOSCOPY
LINVATEC CORP

D-4

MAJESTIC MEDICAL
MEDICAL GROUP
MEDICAL HORIZONS INC.
MICROSCOPIX LIMITED
MOONSURGE
MOSITECH MEDIZINTECHNIK GMBH
NEOMED
OLYMPUS AMERICA
PHOTOMEDICS INC
POLYMED INC
POURET MEDICAL
RICHARD WOLF MEDICAL INSTRUMENT CORP.
RUDOLF MEDICAL GMBH
SARFIC
SCHOLLY FIBEROPTIC GMBH

D-5

SMITH & NEPHEW
SOPRO
SOPRO COMEG GMBH
STRYKER CORP
SURGICARE LTD
SYNTHEON
TBS FR TELEMATIC & BIOMEDICAL SERVICES
US SURGICAL CORP
XION GMBH

(2) List of Top 25 Customers

DEPUY/J&J
STRYKER CORP
ZIMMER, INC
BIOMET, INC
SMITH & NEPHEW
KARL STORZ – ENDOSCOPY

D-6

MEDTRONIC
TORNIER CO
ORTHOPEDIATRICS CORP
ACUMED LLC.
ORTHO DEVELOPMENT CORP.
CORIN MEDICAL LTD.
JMM
SIEMENS
AEROFIT PRODUCTS INC.
TRIANGLE MFG CO INC
LINVATEC CORP
EXACTECH, INC
STRAUMANN GROUP
DJO SURGICAL INC
JOINT REP. INSTRUMENTATION LTD.

D-7

WOODWARD
ACCELLENT ORTHOPAEDICS INC
INNOMED, INC.
WRIGHT MEDICAL TECHNOLOGY, INC MICROPORT ORTHOPEDICS

D-8